Exhibit 2.1

EXECUTION VERSION

Dated as of May 19, 2022
GREENBACKER GROUP LLC and GREENBACKER RENEWABLE ENERGY COMPANY LLC
CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”) is entered into as of May 19, 2022, by and between GREENBACKER GROUP LLC, a Delaware limited liability company (“Group LLC”), and GREENBACKER RENEWABLE ENERGY COMPANY LLC, a Delaware limited liability company ( “GREC LLC”). GREC LLC and Group LLC are collectively referred to herein as the “Parties,” and each, a “Party.” Capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Article VIII to this Agreement.

RECITALS

WHEREAS, GREC LLC is an externally managed clean energy company that operates to acquire and manage income-generating renewable energy and energy efficiency and sustainable development projects and other energy related businesses, as well as to finance the construction and/or operation of the foregoing;

WHEREAS, Greenbacker Capital Management LLC, a Delaware limited liability company (“Manager”) and wholly owned subsidiary of Group LLC, is a renewable energy, energy efficiency, and sustainability related project acquisition, advisory, consulting, and development company that is registered as an investment adviser under the Investment Advisers Act of 1940, and is retained by GREC LLC as the external manager to furnish advisory and management services to it and its subsidiaries;

WHEREAS, GREC LLC currently conducts substantially all of its business through its wholly owned subsidiary, Greenbacker Renewable Energy Corporation, a Maryland corporation (“GREC Corp”);

WHEREAS, the Parties desire to internalize the management functions of the Manager and certain other entities which provide investment advisory, administrative, and other services to GREC LLC within GREC Corp;

WHEREAS, upon completion of the management internalization, GREC Corp will operate as a fully integrated and internally managed clean energy ownership, development, and finance company that will also offer asset management services to managed funds and other third parties;

WHEREAS, in addition to Group LLC’s ownership of all of the issued and outstanding membership interests in Manager (the “Manager Interests”), prior to the date hereof, Group LLC acquired the 1% membership interest that it did not already hold in each of Greenbacker Administration, LLC, a Delaware limited liability company (“Administration LLC”), which provides administrative services, and Greenbacker Holdings LLC, a Delaware limited liability company (“Holdings LLC”), which provides payroll and personnel services, from MP Channelview LLC, resulting in Group LLC owning all of issued and outstanding membership interests in each of Administration LLC (the “Administration Interests”) and Holdings LLC (the “Holdings Interests”) as of the date hereof;

WHEREAS, in addition, Group LLC owns a seventy-five percent (75%) membership interest (the “GDOGP Interests,” and together with the Administration Interests, Holdings Interests, and Manager Interests, the “Contributed Interests”) in Greenbacker Development Opportunities GP I, LLC, a Delaware limited liability company (“GDOGP,” and together with Administration LLC, Holdings LLC, and the Manager, the “Contributed Companies”);

WHEREAS, in furtherance of the management internalization, Group LLC will transfer and contribute all of its right, title, and interest in and to the Contributed Interests and the Contributed Assets (as herein defined) to GREC LLC, subject to the Assumed Liabilities (as herein defined) and the terms and conditions set forth in this Agreement, in exchange for (i) 24,365,133 Class P-I common shares, par value $0.001 per share, of GREC LLC (the “GREC LLC Common Shares”), and (ii) 13,071,153 Class EO Common Shares, par value $0.001 per share, of GREC LLC (the “Earnout Shares” and collectively, such contribution and assignment is referred to herein as the “Contribution”);

WHEREAS, immediately following the consummation of the Contribution, it is contemplated that GREC LLC shall contribute all of the Contributed Interests and Contributed Assets, subject to certain assumed liabilities, to GREC Corp in exchange for 9,162,012 shares of common stock, par value $0.001 per share, of GREC Corp (the “Second Contribution,” and together with the Contribution, the “Internalization Transaction”);

WHEREAS, it is contemplated that following the Second Contribution, Group LLC may, subject to the terms and conditions specified in this Agreement, distribute, transfer, and assign, the GREC LLC Common Shares and Earnout Shares it receives in connection with the Contribution to its members;

WHEREAS, in accordance with the terms of the Fourth Amended and Restated Limited Liability Company Operating Agreement of GREC LLC, dated as of November 17, 2020 (such operating agreement, as amended through the date of this Agreement, the “GREC LLCA”), a wholly owned subsidiary of the Manager is the holder of a special unit of membership interest in GREC LLC (the “Special Unit”), which entitled it to receive (i) quarterly performance payments based on increases in net asset value and distributions made by GREC LLC to its members during the quarter (the “Quarterly Performance Feature”), and (ii) until completion of the transaction described in the next recital, additional amounts based on returns achieved by GREC LLC members upon the occurrence of a Liquidation or Listing (as defined in the GREC LLCA) undertaken by GREC LLC (the “Liquidation Performance Feature”);

WHEREAS, the Special Unit shall be entitled to a zero balance in its Capital Account (as defined in the GREC LLCA) as of immediately prior to the Internalization Transaction, and is being contributed in connection with the Internalization Transaction, and thereafter will be cancelled and terminated, and because the amounts, if any, payable in respect of the Liquidation Performance Feature of the Special Unit is not determinable until the occurrence of a liquidity event described in the GREC LLCA, a new membership interest (the “Liquidation Performance Unit”), the terms of which are set forth in that certain Fifth Amended and Restated Limited Liability Company Agreement which will be adopted concurrently with the execution of this Agreement (as so amended, the “Amended GREC LLCA”) and which provides for the payment of an incentive distribution based on the Liquidation Performance Feature of the existing Special Unit was issued by GREC LLC to a newly formed and wholly owned subsidiary of Group LLC;

WHEREAS, following the Second Contribution, Holdings LLC will merge with and into Administration LLC, with Administration LLC surviving the merger; and

WHEREAS, the independent directors of the Board of Directors of GREC LLC, who represent a majority of the Board of Directors of GREC LLC, in consultation with the independent directors’ independent financial and legal advisors, have evaluated and negotiated the terms of this Agreement, the Internalization Transaction, and the other transactions contemplated by this Agreement, have unanimously approved this Agreement, the Internalization Transaction, and the other transactions contemplated by this Agreement, and have determined that this Agreement, the Internalization Transaction, and the other transactions contemplated by this Agreement are fair and reasonable to GREC LLC and reflect terms and conditions not less favorable to GREC LLC than those available from unaffiliated third parties, and that the consideration offered by GREC LLC in such transaction is not in excess of the appraised value of the consideration received by GREC LLC in such transaction; and

WHEREAS, the board of directors of Group LLC have evaluated and negotiated the terms of this Agreement, the Internalization Transaction, and the other transactions contemplated by this Agreement, and have unanimously approved this Agreement, the Internalization Transaction, and the other transactions contemplated by this Agreement, and determined that this Agreement, the Internalization Transaction, and the other transactions contemplated by this Agreement are fair and reasonable to Group LLC.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I

CONTRIBUTION

Section 1.1.      Contribution of the Contributed Interests and Contributed Assets. At the Closing, upon and subject to the terms and conditions of this Agreement, Group LLC will contribute, convey, transfer, assign, and deliver to GREC LLC, all of its right, title, and interest in and to the Contributed Interests and the assets set forth on the Schedule 1.1: Contributed Assets Schedule hereto (the “Contributed Assets”), in exchange for the Consideration to be delivered by GREC LLC to Group LLC, and GREC LLC will accept contribution of, and good and valid title to, (a) the Contributed Interests, free and clear of all Encumbrances, other than restrictions on transfer under applicable securities Laws, or the terms of any agreement entered into prior to the date of this Agreement between the Parties, and (b) the Contributed Assets, and GREC LLC shall assume the Assumed Liabilities (defined below).

Section 1.2.      Excluded Assets. Notwithstanding any provision of this Agreement to the contrary, GREC LLC shall not acquire, and there shall be excluded from the Contributed Assets, each of the assets set forth on the Schedule 1.2: Excluded Assets Schedule hereto (the “Excluded Assets”).

Section 1.3.      Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, GREC LLC shall assume from Group LLC the liabilities and obligations of Group LLC solely to the extent set forth on, or described in, Schedule 1.3(a): Assumed Liabilities Schedule hereto (each an “Assumed Liability” and, collectively, the “Assumed Liabilities”) and thereafter pay, perform, and otherwise discharge the Assumed Liabilities in accordance with their terms. Except for the Assumed Liabilities, nothing contained in any Transaction Document shall be interpreted or construed to result in the assumption by GREC LLC, or result in GREC LLC becoming in any way liable for, any Liabilities of Group LLC, any obligations or Liabilities relating to or incurred in connection with the Excluded Assets, or any of the liabilities set forth on, or described in, the Schedule 1.3(b): Excluded Liabilities Schedule hereto (each an “Excluded Liability” and, collectively, the “Excluded Liabilities”).

Section 1.4.       Consideration.

(a)       The aggregate consideration for the Contributed Interests and Contributed Assets shall be payable in the form of (i) the GREC LLC Common Shares, with such consideration, and the net asset value calculation as of the Effective Time of the resulting number of the GREC LLC Common Shares to be issued, being set forth on the Schedule 1.4: Consideration Schedule hereto (the “Consideration”), and (ii) the Earnout Shares.

(b)       At the Closing, GREC LLC shall issue and deliver to Group LLC the GREC LLC Common Shares and Earnout Shares and register such shares in the name of Group LLC (or its respective nominees), free and clear of all Encumbrances, other than restrictions on transfer under applicable securities Laws, pursuant to the Amended GREC LLCA, the Certificate of Designation, or the terms of any agreement entered into between the Parties.

Section 1.5.      Pre-Closing Deliveries. At least three (3) Business Days prior to the Closing, Group LLC will deliver or cause to be delivered to GREC LLC:

(a)       a certificate (the “Estimated Consideration Certificate”), prepared in accordance with GAAP, setting forth good-faith estimates of the Transaction Expenses, Leakage, and valuation and the net asset value per share valuation of the GREC LLC Common Shares (together, the “Valuation”) based upon the unaudited financial statements of GREC LLC as of December 31, 2021, and based upon such estimates, a calculation of the estimated Consideration (such estimated Consideration as shown in the Estimated Consideration Certificate is referred to as the “Estimated Consideration”). Group LLC and GREC LLC will work in good faith to resolve any differences they may have with respect to any of the information in the Estimated Consideration Certificate (and Group LLC will provide GREC LLC with reasonable supporting documentation for such information on GREC LLC’s request); and

(b)       all final bills and wire-transfer instructions from each obligee of any Transaction Expenses.

Section 1.6.      Adjustment Procedure.

(a)       Within sixty (60) days after the Closing Date, GREC LLC will prepare in good faith and deliver to Group LLC a statement (the “Closing Financial Statement”) prepared in accordance with GAAP, setting forth GREC LLC’s calculations of the Transaction Expenses, Leakage, and Valuation based upon the audited financial statements of GREC LLC as of December 31, 2021, and its resultant calculation of the Consideration based thereon, together with supporting calculations.

(b)       If Group LLC disagrees with GREC LLC’s calculations of the Transaction Expenses, Leakage, Valuation, or Consideration, Group LLC will notify GREC LLC in writing of such disagreement within forty-five (45) calendar days after delivery of the Closing Financial Statement to Group LLC, which notice will describe the nature of any such disagreement in reasonable detail, identify the specific items involved and the dollar amount of each such disagreement, and provide reasonable supporting documentation for each such disagreement. If Group LLC fails to deliver such a notice of disagreement within this forty-five (45) calendar day period, then GREC LLC’s calculations as shown on the Closing Financial Statement will be final and binding.

(c)       Each of GREC LLC and Group LLC will provide the other of them and its Representatives with reasonable access to books and records and relevant personnel for purposes of resolving any disagreements that arise under this Section 1.6, and to negotiate in good faith to resolve any such disagreement. If GREC LLC and Group LLC are unable to resolve all disagreements raised by Group LLC pursuant to Section 1.6(b) within forty-five (45) calendar days after delivery to GREC LLC of Group LLC’s written notice of such disagreement, then such disagreements will be submitted for final and binding resolution to the greater New York City office of a mutually-agreed and nationally recognized accounting firm (the “Accounting Expert”). The scope of the disputes to be resolved by the Accounting Expert shall be limited to whether Leakage was calculated in accordance with the provisions defining such term and whether there were mathematical errors in the Closing Financial Statement, and the Accounting Expert is not to make any other determination, including any determination as to whether GAAP was followed for the Financial Statements and the Closing Financial Statement. The Accounting Expert’s decision shall be based solely on the written submissions by Group LLC and GREC LLC and their respective Representatives and not by independent review. The Accounting Expert will deliver to GREC LLC and Group LLC, as promptly as practicable after its appointment, a written report setting forth the resolution of each such disagreement determined in accordance with GAAP and the terms of this Agreement, which, as to each amount in disagreement, will be an amount no less than the lesser of the amounts claimed by either GREC LLC or Group LLC, and no greater than the greater of the amounts claimed by either GREC LLC or Group LLC. The determinations of the Accounting Expert will be final and binding. The fees and expenses of the Accounting Expert incurred in connection with its determination of the disputed items will be paid jointly, one-half by GREC LLC and one-half by Group LLC. Other than such fees and expenses of the Accounting Expert, each of GREC LLC and Group LLC will be responsible for their own costs and expenses incurred in connection with any actions taken pursuant to this Section 1.6.

(d)       Following the Closing and until the expiration of the Survival Period, (i) GREC LLC shall not take any action with respect to the accounting books and records of the Contributed Companies, or the items reflected thereon, on which the Closing Financial Statement is to be based that is not consistent with the Contributed Companies’ past practices and (ii) without limiting the generality of the foregoing, GREC LLC shall not make any changes in any reserve or other general ledger account existing as of the date of the Financial Statements. During the period of time from and after the Closing Date through the determination of the Final Consideration in accordance with this Section 1.6, GREC LLC shall afford, and shall cause the Contributed Companies to afford, to Group LLC and the accountants, counsel, and/or financial advisers retained by Group LLC in connection with the determination of the Final Consideration in accordance with this Section 1.6 reasonable access during normal business hours to all the properties, books, contracts, personnel and records of the Contributed Companies relevant to the determination of the Final Consideration in accordance with this Section 1.6. In furtherance of the foregoing, GREC LLC shall cause the Contributed Companies to deliver promptly to Group LLC copies of all bills or invoices received by the Contributed Companies subsequent to the Closing Date relating to fees or expenses owed by the Contributed Companies or which otherwise relate to the transactions contemplated hereby.

(e)       The Consideration as finally determined pursuant to Section 1.6(b) or Section 1.6(c), as the case may be, is referred to as the “Final Consideration.”

(f)       The Valuation as finally determined pursuant to Section 1.6(b) or Section 1.6(c), as the case may be, is referred to as the “Final Valuation,” and any GREC LLC Common Shares issued or forfeited in connection with this Agreement will be at the Final Valuation and determined pursuant to the Schedule 1.4: Consideration Schedule hereto.

Section 1.7.      Consideration Adjustment.

(a)       If the Final Consideration is less than the Estimated Consideration (the difference between the two being a “Negative Consideration Adjustment”), then no later than five (5) Business Days following the determination of the Final Consideration, GREC LLC will cancel, and Group LLC will forfeit any and all right to, the number of GREC LLC Common Shares issued to Group LLC and equal in value to the Negative Consideration Adjustment, with the value and resulting number of such GREC LLC Common Shares to be determined pursuant to the Final Valuation and the Schedule 1.4: Consideration Schedule hereto and to be satisfied in the first instance from the Consideration Adjustment Holdback Shares.

(b)       If the Final Consideration is greater than the Estimated Consideration (the difference between the two being a “Positive Consideration Adjustment”), then no later than five (5) Business Days following the determination of the Final Consideration, GREC LLC will issue and deliver to Group LLC the number of GREC LLC Common Shares equal in value to the Positive Consideration Adjustment, and register such GREC LLC Common Shares in the name of Group LLC (or its respective nominees), free and clear of all Encumbrances, other than restrictions on transfer under applicable securities Laws, pursuant to the Amended GREC LLCA, the Certificate of Designation, or the terms of any agreement entered into between the Parties, with the value and resulting number of such GREC LLC Common Shares to be determined pursuant to the Final Valuation and the Schedule 1.4: Consideration Schedule hereto.

(c)       Any adjustments made pursuant to this Section 1.7 will be treated for tax purposes as an adjustment to the net value of the Contributed Assets in respect of the Consideration by the Parties, unless otherwise required by Law.

Section 1.8.      Intended Tax Treatment. The Contribution and the transfer of the Contributed Assets to GREC LLC is intended to be treated for U.S. federal income tax purposes as a contribution of property in exchange for the GREC LLC Common Shares and Earnout Shares under Section 721 of the Code, except to the extent that Group LLC receives or is deemed to receive any consideration other than GREC LLC Common Shares and Earnout Shares. The parties hereto agree to the foregoing treatment, agree not to take any position inconsistent with such treatment unless otherwise required by applicable law, agree not to take any action on or following the Closing Date that significantly reduces the likelihood that Contribution will be so treated. If any person that directly or indirectly receives interests in GREC LLC in the Contribution subsequently becomes entitled to receive a distribution of shares of GREC Corp from GREC LLC, GREC LLC shall endeavour, to the extent reasonably practicable, to cause the shares of GREC Corp distributed to such person to be the GREC Corp shares identified in Section 2(a)(iii) of the Second Contribution Agreement, to the extent necessary to prevent the application of Sections 707(a)(2)(B), 737 and 704(c)(1)(B) of the Code to such distribution. GREC LLC shall not treat any such distribution as resulting in the application of any of Sections 707(a)(2)(B), 737 or 704(c)(1)(B) of the Code to such distribution in a manner that results in the recognition of any gain relating to the Contribution except as required by applicable Law.

Section 1.9.      Group LLC Assignment of Certain Contracts.

(a)       At the Closing, and effective as of the Closing Date, GREC LLC shall succeed to the rights and privileges of Group LLC, and shall perform, or cause its subsidiaries to perform, at and after the Closing Date, all Contracts and Permits related to the Business, each of which is set forth on the Schedule 1.9: Assigned Contracts Schedule hereto (the “Assigned Contracts”).

(b)       Group LLC and GREC LLC shall take all commercially reasonable actions and do or cause to be done all commercially reasonable things in cooperation with one another to assure that the rights of each of the Contributed Companies under such Assigned Contracts or Permits shall be preserved for the benefit of GREC LLC and transferred or issued to GREC LLC, including with respect to any Permit from a Governmental Entity the consent of such Governmental Entity, or the issuance of a replacement Permit in the name of GREC LLC, is received.

Section 1.10.     Earnout Shares. As a condition to the parties consummating the Internalization Transaction contemplated hereby, GREC LLC and the Board of Directors of GREC LLC have agreed to (a) approve, create, and designate the Class EO Common Shares as a new class of shares of GREC LLC, pursuant to the Certificate of Designation, and (b) issue the Earnout Shares at Closing to Group LLC as contemplated herein. The obligations of GREC LLC set forth in the Certificate of Designation with respect to the Earnout Shares are incorporated by reference into this Agreement. Any breach of GREC LLC’s agreements, covenants, or obligations set forth in the Certificate of Designation with respect to the Earnout Shares shall be deemed to be a breach of this Agreement, and the holders of the Earnout Shares are expressly made third party beneficiaries of this Agreement notwithstanding that the holders of the Earnout Shares are not signatories to this Agreement or the Certificate of Designation, and they shall have the right to enforce such agreements and the rights of Group LLC directly under this Agreement to the extent they may deem such enforcement necessary or advisable to protect its or their rights, whether individually or collectively.

Article II

CLOSING

Section 2.1.        Closing. The closing of the transactions contemplated hereby (the “Closing”), will take place on the date hereof contemporaneously with the execution and delivery of this Agreement and all other Transaction Documents by the Parties, and the other parties who or which are parties thereto, remotely by means of email, or other electronic transmission of documents, or at such other place, time, and/or date as the Parties may mutually agree to in writing (the “Closing Date”). The Closing will be effective as of 11:59 p.m. (New York time) on the Closing Date.

Section 2.2.         Closing Actions and Documents. At the Closing:

(a)         Group LLC will:

(i)           deliver to GREC LLC a completed IRS Form W-9;

(ii)          deliver to GREC LLC a certificate duly executed by the Secretary or other authorized officer of Group LLC, certifying as to:

(A)       resolutions of Group LLC’s managers and/or members, as applicable, if necessary, authorizing the execution, delivery, and performance of the Transaction Documents to which Group LLC is a party; and

(B)       the incumbency of any and all of Group LLC’s officers or managers executing the Transaction Documents on behalf of Group LLC; and

(b)         deliver to GREC LLC a certificate of good standing, dated not earlier than twenty (20) Business Days preceding the Closing Date, for Group LLC and each of the Contributed Companies, from their respective jurisdictions of formation.

(c)          GREC LLC will:

(i)           issue and deliver to Group LLC the GREC LLC Common Shares and Earnout Shares and register such GREC LLC Common Shares and Earnout Shares in the name of Group LLC (or its respective nominees), free and clear of all Encumbrances, other than restrictions on transfer under applicable securities Laws, pursuant to the Amended GREC LLCA, the Certificate of Designation, or the terms of any agreement entered into between the Parties;

(ii)          deliver to Group LLC a certificate duly executed by the Secretary or other authorized officer of GREC LLC, certifying as to:

(A)       resolutions of the independent directors of the Board of Directors of GREC LLC authorizing the execution, delivery, and performance of the Transaction Documents to which GREC LLC is a party;

(B)       the Certificate of Designation, duly approved by the Board of Directors of GREC LLC, reflecting the creation and designation of the Earnout Shares to be issued to Group LLC as contemplated by this Agreement; and

(C)       the incumbency of any and all officers of GREC LLC executing the Transaction Documents on behalf of GREC LLC;

(iii)         deliver to Group LLC a certificate of good standing, dated not earlier than twenty (20) Business Days next preceding the Closing Date, for GREC LLC from its jurisdiction of formation; and

(iv)         pay the Transaction Expenses as set forth in the bills and wire transfer instructions delivered to Group LLC pursuant to Section 1.5(b).

(d)         Each of the Parties will deliver or cause to be delivered to each other:

(i)           a duly executed bill of sale and assignment and assumption agreement, substantially in the form attached hereto as Exhibit B, transferring, assigning, and delivering the Contributed Interests, free and clear of all Encumbrances, other than restrictions on transfer under applicable securities Laws, or the terms of any agreement entered into between the Parties, and the Contributed Assets, and effecting the assumption of the Assumed Liabilities (the “Bill of Sale and Assignment and Assumption Agreement”);

(ii)          a duly executed Amended GREC LLCA, substantially in the form attached hereto as Exhibit A;

(iii)         the Certificate of Designation, duly approved by the Board of Directors of GREC LLC, reflecting the creation and designation of the Earnout Shares to be issued to Group LLC as contemplated by this Agreement, substantially in the form attached hereto as Exhibit E;

(iv)         a duly executed transition services agreement, substantially in the form attached hereto as Exhibit C (the “Transition Services Agreement”);

(v)         duly executed assignment of contracts agreement for each of the Assigned Contracts set forth on the Schedule 1.9: Assigned Contracts Schedule hereto, duly executed by Group LLC (or any of its Affiliates), any relevant Third Parties (if applicable), and GREC LLC, assigning, transferring, and assuming the Assigned Contracts;

(vi)        a duly executed trademark assignment agreement;

(vii)       such other certificates, documents, or instruments as may be reasonably required to effect the consummation of the transactions contemplated by this Agreement.

Article III
REPRESENTATIONS AND WARRANTIES OF GROUP LLC

Except as set forth in, or qualified by any matter set forth in, the Group LLC Disclosure Schedules (it being agreed that the disclosure of any matter in any section in the Group LLC Disclosure Schedules shall be deemed to have been disclosed in any other section in the Group LLC Disclosure Schedules to which the applicability of such disclosure is reasonably apparent on its face), Group LLC represents and warrants to GREC LLC as of the date of this Agreement as follows:

Section 3.1.       Organization and Good Standing. Each of Group LLC and the Contributed Companies is a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Each of Group LLC and the Contributed Companies is duly authorized to conduct its business and is in good standing under the applicable Laws of each jurisdiction where such qualification is required, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Each of Group LLC and the Contributed Companies has the requisite power and authority necessary to own or lease its properties and to carry on the Business as presently conducted. Each of Group LLC and the Contributed Companies has delivered to GREC LLC complete and correct copies of its Organizational Documents, as amended to date. Each of Group LLC and the Contributed Companies is in material compliance with its Organizational Documents and no member of the Contributed Companies is in material default or violation of any provision of such Organizational Documents. There is no pending or, to Group LLC’s Knowledge, threatened Action for the dissolution, liquidation or insolvency of Group LLC or the Contributed Companies.

Section 3.2.      Power and Authority; Due Authorization; Enforceability. Each of Group LLC and the Contributed Companies has all requisite limited liability company power and authority to enter into each of the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery of each of the Transaction Documents by Group LLC and the Contributed Companies and the consummation by Group LLC and the Contributed Companies of the transactions contemplated thereby have been duly authorized by all necessary limited liability company action on their respective parts. Each of the Transaction Documents has been, or upon execution and delivery will be, duly executed and delivered by Group LLC and the Contributed Companies, as applicable, and assuming the due authorization, execution, and delivery of such Transaction Documents by the other Parties thereto, will constitute, the valid and binding obligations of Group LLC and the Contributed Companies, enforceable against Group LLC and the Contributed Companies in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 3.3.      No Conflicts; Required Consents. Except as provided in Schedule 3.3 of the Group LLC Disclosure Schedules, the execution and delivery of the Transaction Documents by Group LLC do not, and the performance by Group LLC and the Contributed Companies of the transactions contemplated hereby or thereby will not, (a) violate, conflict with, or result in any breach of any provision of their respective Organizational Documents, (b) violate, conflict with, or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or result in the acceleration of, or entitle any Person to accelerate any obligation of Group LLC, or result in the loss of any benefit, or give rise to the creation of any Encumbrance on any property or asset of the Contributed Companies or otherwise used in the Business under any of the terms, conditions, or provisions of any material instrument or obligation to which any property or asset of the Contributed Companies or otherwise used in the Business may be bound or subject, or (c) violate any material Law applicable to Group LLC or by which or to which any property or asset of the Contributed Companies or otherwise used in the Business is bound or subject. Schedule 3.3 of the Group LLC Disclosure Schedules sets forth a complete and accurate list of each material consent, approval, waiver, and authorization that is required to be obtained by any of Group LLC or the Contributed Companies from, and each material notice that is required to be made by any of Group LLC or the Contributed Companies, as applicable, to any Person in connection with the execution, delivery and performance by Group LLC of this Agreement.

Section 3.4.      Capitalization; Title.

(a)      Set forth on Schedule 3.4(a) of the Group LLC Disclosure Schedules is a true and complete of the list of the following with respect to each member of the Contributed Companies other than Group LLC: (i) the name and jurisdiction of organization of such Contributed Company, (ii) the issued and outstanding equity interests of such Contributed Company and the beneficial and record holder(s) thereof, and (iii) the directors and managers of each Contributed Company.

(b)      Group LLC is the lawful record and beneficial owner of, and has good and valid title to, the Contributed Interests free and clear of all Encumbrances, other than restrictions on transfer under applicable securities Laws, or the terms of any agreement entered into between the Parties. There are no outstanding options, warrants, Contracts, calls, puts, rights to subscribe, conversion rights, profits participation rights, rights of first refusal or rights of first offer, preemptive rights or other similar rights of any kind to which any member of the Contributed Companies is a party or which are binding upon any member of the Contributed Companies. No member of the Contributed Companies is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of the Contributed Interests.

(c)      Except for the twenty-five percent (25%) membership interest of GDOGP held by a Third Party and the Contributed Interests, the Contributed Companies do not have any other authorized or issued equity securities.

(d)      Except as set forth on Schedule 3.4(d) of the Group LLC Disclosure Schedules, and except to the extent any Encumbrances will be fully released and discharged at the Closing, the Contributed Interests are free and clear of all Encumbrances, other than restrictions on transfer under applicable securities Laws.

(e)      None of the Contributed Companies has violated in any material respect any applicable securities Laws or any preemptive or similar rights created by statute, Organizational Documents or agreement in connection with the offer, sale, issuance or allotment of any of the Contributed Interests.

(f)       The Contributed Companies do not have any liability for, or obligation with respect to, the payment of dividends, distributions or similar participation interests, whether or not declared or accumulated, and there are not contractual restrictions of any kind which prevent the payment of the foregoing by the Contributed Companies.

(g)      The Contributed Companies have good, valid, and marketable title to all material tangible personal property and other material assets reflected in the Financial Statements. Group LLC has good, valid, and marketable title to the Contributed Assets that it purports to own, free and clear of all Encumbrances other than Encumbrances for or in respect of Taxes or governmental levies not yet due and payable. Each of the Contributed Assets is suitable for the purpose for which it is intended to be used, and has been maintained in good operating condition, ordinary wear and tear excepted (as applicable). Assuming the consummation of the Contribution, GREC LLC will have all of the assets necessary for the Contributed Companies to conduct the Business in substantially the same manner as such Business is being conducted and such services are being provided as of the date hereof.

Section 3.5.      Financial Statements; Absence of Changes or Events.

(a)      Schedule 3.5(a) of the Group LLC Disclosure Schedules contains the unaudited balance sheet of the Contributed Companies as of December 31, 2021 (the “Financial Statements”). Except as set forth therein or in Schedule 3.5(a) of the Group LLC Disclosure Schedules, the Financial Statements have been prepared, in all material respects, in accordance with GAAP, applied on a basis consistent with the Contributed Companies’ prior practice, are consistent with the Contributed Companies’ books and records, and present accurately and fairly in all material respects the financial position of the Contributed Companies’ and their subsidiaries as of their respective dates and for the respective periods covered thereby in accordance with GAAP.

(b)      Except as set forth in Schedule 3.5(b) of the Group LLC Disclosure Schedules, to Group LLC’s Knowledge, since the Effective Time (i) there has not been any event, circumstance, change, or effect that has had or reasonably would be expected to have a Material Adverse Effect on the business, assets, condition (financial or otherwise), or results of operations of the Business; and (ii) the business of each of the Contributed Companies, has been conducted in the ordinary course and consistent with past practice.

(c)      Except as set forth in Schedule 3.5(c) of the Group LLC Disclosure Schedules, since the Effective Time there has been no Leakage.

(d)      The Financial Statements accurately reflect the accounts receivable of the Contributed Companies as of December 31, 2021 in accordance with GAAP and none for the accounts receivable are subject to any set offs, counterclaims, credits or other offsets, and are current and collectible and will be collected in accordance with their terms and their recorded amounts.

(e)      The Financial Statements accurately reflect the accounts payable of the Contributed Companies as of December 31, 2021 in accordance with GAAP.

Section 3.6.      Absence of Undisclosed Liabilities. Except as set forth in Schedule 3.6 of the Group LLC Disclosure Schedules, none of the Contributed Companies has any material Liability of the type required to be disclosed or provided for in the Financial Statements or any notes thereto in accordance with GAAP, other than Liabilities (a) as disclosed, reflected or reserved for in the Financial Statements, including any notes thereto, (b) incurred in the ordinary course of business and consistent with past practice of the Contributed Companies after December 31, 2021 (none of which is a material Liability resulting from breach of Contract or violation of Law) and in an aggregate amount less than $1,000,000, (c) incurred in connection with this Agreement or the transactions contemplated by this Agreement, or (d) that are disclosed on any of the Schedules of Group LLC Disclosure Schedules.

Section 3.7.      Compliance with Applicable Laws.

(a)      As of the date hereof, the Contributed Companies are in compliance in all material respects with all applicable Laws and all Orders of any Governmental Entity applicable to the Contributed Companies or their respective properties or assets. As of the date hereof, all Permits required for the Contributed Companies to conduct their respective business have been obtained by them and are valid and in full force and effect, except where the failure to obtain such Permits would not have a Material Adverse Effect. To Group LLC’s Knowledge, none of the Contributed Companies during the last five (5) years has been, charged or threatened with a charge of material violation, or under investigation with respect to, a possible material violation, of any Law.

(b)      Except as set forth on Schedule 3.7(b) of the Group LLC Disclosure Schedules, no member of the senior management team of the Contributed Companies, including each employee with a title of Vice President (or equivalent) or higher, has during their term of employment with the Contributed Companies in the past five (5) years, been the subject of any allegations or claims of workplace sexual misconduct, abuse or harassment with a nexus or connection to the Contributed Companies, and to Group LLC’s Knowledge, no other such allegations or claims have been made against any other current employee of the Contributed Companies in the past five (5) years.

Section 3.8.      Legal Proceedings. Except as set forth in Schedule 3.8 of the Group LLC Disclosure Schedules, (a) there are no Actions pending, or to Group LLC’s Knowledge threatened, against Group LLC or the Contributed Companies, the Contributed Assets, or any material property or asset of the Contributed Companies relating in any way to the Business, by or before any arbitrator or Governmental Entity, nor is there any material investigation relating to the Contributed Companies, any property or asset of the Contributed Companies, or the Contributed Assets pending, or to Group LLC’s Knowledge threatened, by or before any arbitrator or Governmental Entity with respect to the Business; (b) there are no Orders of any Governmental Entity or arbitrator outstanding against the Contributed Companies or affecting any property or asset of the Contributed Companies or the Contributed Assets relating in any way to the Business; and (c) there are no Actions pending, or to Group LLC’s Knowledge threatened, against the Contributed Companies with respect to the Business or the Contributed Assets.

Section 3.9.      Real Property.

(a)      None of the Contributed Companies owns beneficially (directly or indirectly) or of record any real property. Schedule 3.9(a) of the Group LLC Disclosure Schedules contains a true, correct, and complete list of each parcel of real property leased, licensed, subleased, used or occupied to or by Group LLC or any Contributed Company (the “Leased Real Property”) and includes the parties to each such lease, license, sublease, or other occupancy agreement and any amendments, modifications, renewals, or supplements thereto (collectively, the “Leases,” and each a “Lease”), and the expiration date of such Lease.

(b)      Group LLC and each Contributed Company has valid leasehold interests in all of its Leased Real Property. Group LLC and each Contributed Company is in possession of each parcel of its Leased Real Property, and such leasehold interest is free and clear of all Encumbrances.

(c)      Each Lease is in full force and effect, and is a legal, valid, and binding agreement, enforceable in accordance with its terms as written. There is no, and none of Group LLC or, to Group LLC’s Knowledge the Contributed Companies, has received written notice of any, material default (or any condition or event that, after written notice or lapse of time or both, would constitute a material default) thereunder. None of Group LLC or the Contributed Companies owes any brokerage commissions or other similar fees with respect to any such leased space (including any contingent obligation in respect of future Lease extensions), nor is any payment or repayment due to the landlord or any Third Party in respect of any Leased Real Property, and to Group LLC’s Knowledge, no proposed amendments or modifications of any Lease which would result in an increase in rent or a fee payable in respect of any Leased Real Property is currently proposed by the landlord of any Leased Real Property.

(d)      Except as set forth on Schedule 3.9(d) of the Group LLC Disclosure Schedules with respect to all Leased Real Property there are no outstanding lease concessions (including, without limitation, any rent abatement, rent free periods or similar) or unpaid or unfulfilled tenant improvement obligations of Group LLC, any Contributed Company, or any other Person, including any Affiliate. Group LLC has delivered to GREC LLC prior to the execution of this Agreement true and complete copies of all subleases, licenses, or other occupancy agreements (including any annexes, appendices or any other documents referred to therein) made by any Contributed Company of the Leased Real Property to any other Person, including any Affiliate and any amendments, modifications or supplements thereto.

Section 3.10.    Books and Records. Group LLC has made available to GREC LLC prior to the execution of this Agreement, all minute books, written consents, and other similar records of the Contributed Companies in its possession.

Section 3.11.    Tax Matters. Except as set forth on Schedule 3.11 of the Group LLC Disclosure Schedules:

(a)      each of the Contributed Companies has timely and properly filed all Tax Returns required to be filed by it (after giving effect to any filing extension properly granted by a Taxing Authority having authority to do so) and each such Tax Return is true, correct and complete in all material respects;

(b)      each of the Contributed Companies has paid all Taxes required to be paid by it, other than any such Taxes that are being contested in good faith;

(c)      no deficiencies for any Taxes have been proposed, asserted, assessed or, to Group LLC’s Knowledge, threatened against the Contributed Companies, and no requests for waivers of the time to assess any such Taxes are pending;

(d)      there are no Encumbrances for Taxes (other than Taxes not yet due and payable or which are being contested in good faith) upon any of the Contributed Interests or Contributed Assets, and no action, proceeding or investigation has been instituted against Group LLC or the Contributed Companies that would give rise to any such Encumbrance;

(e)      each of Group LLC and the Contributed Companies, has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, member or other Third Party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed;

(f)       there are no pending or, to Group LLC’s Knowledge, threatened audits, assessments or other actions for or relating to any liability in respect of income or material non-income Taxes of the Contributed Companies, there are no matters under discussion with any Tax authority with respect to income or material non-income Taxes that are likely to result in an additional liability for Taxes with respect to the Contributed Companies and none of the Contributed Companies is, or has ever been, a party to or bound by any Tax indemnity agreement, Tax sharing agreement, tax allocation agreement or similar contract;

(g)      GREC LLC shall not become (as a result of the contribution of the Contributed Assets to GREC LLC), and none of the Contributed Companies are liable for, the Taxes of another person as a transferee or successor, by operation of law, by contract, or otherwise;

(h)      since its formation, for U.S. federal income Tax purposes, each of Group LLC and the Contributed Companies has been treated either as a partnership or a disregarded entity and not as a corporation or an association taxable as a corporation and will continue to be so treated immediately after the Closing;

(i)       no Contributed Company has engaged in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2);

(j)       no Contributed Company will be required to include any material amount in taxable income or exclude any material item of deduction or loss from taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any change in method of accounting for a Pre-Closing Tax Period made prior to the Closing, (ii) any use of an improper method of accounting for a Pre-Closing Tax Period utilized prior to the Closing, (iii) any “closing agreement” as described in section 7121 of the Code (or any corresponding or similar provision of U.S. state, or local or foreign non-U.S. income Law with respect to Taxes) executed on or prior to the Closing, (iv) any installment sale or open transaction disposition made prior to the Closing, or (v) any prepaid amount or deferred revenue received on or prior to the Closing;

(k)      Group LLC has obtained from its own tax advisors advice regarding the tax consequences of (i) the transfer of the Contributed Interests and Contributed Assets to GREC LLC and the receipt of GREC LLC Common Shares and Earnout Shares as the consideration therefor, (ii) its admission as a member of GREC LLC, (iii) any other transaction contemplated by this Agreement, and (iv) ownership of GREC LLC Common Shares and Earnout Shares, including the effect of Section 704(c) of the Code; and

(l)       GREC LLC has not made any representation to Group LLC regarding the tax treatment of the transactions contemplated by this Agreement, Group LLC further represents and warrants that it has not relied on GREC LLC Representatives or counsel for any tax advice.

Section 3.12.    Material Contracts.

(a)      Except as set forth on Schedule 3.12(a) of the Group LLC Disclosure Schedules and as provided by Group LLC to GREC LLC in a true and correct copy prior to the date hereof (including all amendments or modifications thereto), as of the Closing Date, there is no contract to which any of the Contributed Companies or any subsidiary of the Contributed Companies is a party and which (i) is necessary for the continued operation of the Business in the ordinary course of business, consistent with past practices immediately prior to the Closing, (ii) is with a Governmental Entity (including any settlement, conciliation or similar agreement), (iii) grants any Person a material Encumbrance on all or any part of the Contributed Companies, (iv) contains a power of attorney, (v) contains a change of control, sale or retention bonus or similar payment, commitment, obligation arrangement or that results in the payment of money as a result of the transaction contemplated by this Agreement, (vi) contains any material indemnification obligation of any Contributed Company, (vii) is with any Affiliate (other than another Contributed Company), director, manager, partner, officer, or employee of Group LLC, (viii) contains an “earn-out” provision or other contingent or future payment obligation that has not been satisfied in full, or (ix) is a contract for the employment or engagement of any director, officer, employee or independent contractor providing for annualized compensation at or above $250,000 (collectively, the “Material Contracts”).

(b)      There are no change orders, modifications, or amendments to any of the Material Contracts which have been agreed to which have not been reduced to writing and provided to GREC LLC as of the date hereof.

(c)      With respect to each Material Contract, except as disclosed on Schedule 3.12(c) of the Group LLC Disclosure Schedules, (i) the agreement is legal, valid, binding, and in force and effect in accordance with its terms; (ii) the Contributed Companies are not, and to Group LLC’s Knowledge, no other Person who or which is a party to a Material Contract is in breach or default, and no event has occurred (or is reasonably likely to occur) which with notice or lapse of time (or both) would constitute a breach or default, or permit termination, modification, or acceleration under, such Material Contract; and (iii) GREC LLC’s acquisition of the Contributed Interests and Contributed Assets at the Closing will not give rise to a material breach, default, or violation by Group LLC, or the Contributed Companies of any Material Contract and will not require the consent or approval of any Third Party except as otherwise set forth on Schedule 3.12(c) of the Group LLC Disclosure Schedules.

Section 3.13.    Employment Matters.

(a)      Group LLC has provided to GREC LLC a complete and correct list of each employee of, or leased employee providing services to, the Contributed Companies (each such employee or leased employee, a “Business Employee”) as of the date of this Agreement, including each such employee’s name, job title, FLSA Status, annualized salary or hourly wage, work location, leave status, and visa status. With the exception of the Management Employees, each other Business Employee is employed by Administration LLC. No Business Employee is represented by a labor union, works council, or other labor organization and Group LLC is not party to or bound by any collective bargaining agreement with any labor union, works council, or other labor organization. There have been no pending or, to Group LLC’s Knowledge, threatened strikes, work stoppages, walkouts, lockouts, or other material labor disruptions with respect to any Business Employees. To Group LLC’s Knowledge, there have been no union organizing activities among any Business Employees.

(b)      Schedule 3.13(b) of the Group LLC Disclosure Schedules sets forth a list of each material Group LLC Benefit Plan and each material PEO Plan. Each Group LLC Benefit Plan and PEO Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, or with respect to a volume submitter or prototype plan, can rely on an opinion or advisory letter from the IRS to the volume submitter or prototype plan sponsor, and nothing has occurred that could reasonably be expected to adversely affect the qualification of such Group LLC Benefit Plan or PEO Plan. Other than as required under Section 4980B of the Code, Sections 601 to 608 of ERISA or other applicable Law, in each case, for which the covered Person pays the full premium cost of coverage, no Group LLC Benefit Plan or PEO Plan provides post-employment, post-ownership or retiree welfare benefits or coverage to any Person.

(c)      No Group LLC Benefit Plan or, to Group LLC’s Knowledge, PEO Plan is subject to, and neither Group LLC not the Contributed Companies have any, or are reasonably expected to have any, current or contingent material Liability or obligation with respect to, including on account of an ERISA Affiliate, Title IV of ERISA. Neither Group LLC nor the Contributed Companies are participating or contributing employers in, or otherwise have or are reasonably expected to have any current or contingent Liability or obligation with respect to, including on account of an ERISA Affiliate, any “multiemployer plan” (as defined in Section 3(37) of ERISA) with respect to employees of such Group LLC or Contributed Company.

(d)      Each Group LLC Benefit Plan and, to Group LLC’s Knowledge, PEO Plan has been established, administered, funded and maintained, in form and operation, and all contributions, premiums, reimbursements, and payments have been made, in all material respects in accordance with its terms and in compliance with all applicable Laws (including ERISA and the Code). Nothing has occurred and no condition exists with respect to any Group LLC Benefit Plan and, to Group LLC’s Knowledge, any PEO Plan that could reasonably be expected to result in a Tax, penalty or other Liability of Group LLC or the Contributed Companies.

(e)      No Liability, claim, action, audit, investigation, or litigation is pending or threatened with respect to any Group LLC Benefit Plan and, to Group LLC’s Knowledge, with respect to a Contributed Company’s participation in any PEO Plan (other than routine claims for benefits payable in the ordinary course and appeals of denied such claims). There has been no “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA and no breach of fiduciary duty (as determined under ERISA) has occurred with respect to any Group LLC Benefit Plan or, to Group LLC’s Knowledge, PEO Plan.

(f)       Except as set forth on Schedule 3.13 of the Group LLC Disclosure Schedules, the consummation of the transactions contemplated by this Agreement will not (either alone or in combination with any other event, including termination of employment) (i) entitle any Business Employee to severance pay; (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation due to any such Business Employee; or (iii) increase the benefits or amount payable under any Group LLC Benefit Plan.

(g)      To Group LLC’s Knowledge, each Group LLC Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been operated and administered in all material respects in operational compliance with, and is in all respects in documentary compliance with, Section 409A of the Code and all IRS guidance promulgated thereunder, and no amount under any such plan, agreement or arrangement is, has been or is expected to be subject to any additional Tax, interest or penalties under Section 409A of the Code.

(h)      No payment or benefit which could be made with respect to any current or former employee, officer, stockholder, director or service provider of any Contributed Company who is a “disqualified individual” (as defined in Section 280G of the Code and the regulations thereunder) could (individually or together with any other payment or benefit) be nondeductible pursuant to Section 280G of the Code or subject to an excise Tax under Section 4999 of the Code. There is no contract, agreement, plan or arrangement to which any Contributed Company is bound to provide a gross-up or otherwise reimburse any current or former employee, director, service provider or other person for excise taxes paid pursuant to Sections 409A or 4999 of the Code.

Section 3.14.    Insurance. The insurance policies maintained by the Contributed Companies as of the date of this Agreement are set forth on Schedule 3.14 of the Group LLC Disclosure Schedules. Such insurance policies are in full force and effect and are sufficient for material compliance by each Contributed Company with all material requirements of Law and all agreements to which such Contributed Company is a party. All premiums due on such insurance policies have been paid through the date of this Agreement and will be paid through the Closing. None of the Contributed Companies is in material breach of its obligations under any of such insurance policies. There are no pending claims under any of the insurance policies, including any claim for loss or damage to the properties, assets or business of any Contributed Company. In the last two (2) years, (i) no insurance carrier has denied coverage for any claim asserted by any Contributed Company, (ii) no insurance carrier has declined to renew any insurance policy with any Contributed Company, and (iii) none of the Contributed Companies nor Group LLC has received any notification of cancellation of any such insurance policies (or similar insurance policies held by any Contributed Company then in effect).

Section 3.15.    Intellectual Property.

(a)      Schedule 3.15(a) of the Group LLC Disclosure Schedules sets forth a true, complete, and accurate list of (i) all Intellectual Property owned by the Contributed Companies (“Owned IP”), (ii) all material licenses of Intellectual Property to which the Contributed Companies are a party that are used or held for use in the Business (other than licenses for off-the-shelf computer software that is generally available to the public on commercially reasonable terms), and (iii) all other material Business IP.

(b)      Except as set forth in Schedule 3.15(b) of the Group LLC Disclosure Schedules, (i) the Contributed Companies exclusively own and possess or will exclusively own and possess at Closing, all right, title, and interest in and to the Owned IP free and clear of all Encumbrances, (ii) the Contributed Companies have not received any notice or claim challenging the Contributed Companies’ exclusive ownership of any of the Owned IP or claiming that any Person has any claim of legal or equitable ownership with respect thereto, and the Contributed Companies are not aware of any reasonable basis for any such claims, (iii) the Contributed Companies have the exclusive and unrestricted right to collect royalties and proceeds in connection with the Owned IP, as well as to sue and bring claims for, and to recover and retain damages, costs, attorneys’ fees and other remedies for, all past, present, and future infringement, misappropriation, or conflict with, any of the Owned IP, and (iv) none of the Owned IP or, to Group LLC’s Knowledge, Intellectual Property exclusively licensed to the Contributed Companies, is subject to any outstanding injunction, judgment, order, decree, ruling, or charge restricting or denying the Contributed Companies’ ownership of, or ability to access, use, disclose, register, renew, enforce, transfer, license, distribute, or dispose of any such Owned IP.

(c)      Group LLC has delivered to GREC LLC a correct and complete copy of each material IP Contract (as amended to date) set forth or required to be set forth on the Group LLC Disclosure Schedules hereto; all such IP Contracts are legal, valid, binding, enforceable, and in full force and effect in all material respects; no party to such IP Contracts is, to Group LLC’s Knowledge in material breach or default or has repudiated any material provision thereof, and to Group LLC’s Knowledge no event has occurred that with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder. Except as set forth in Schedule 3.15(c) of the Group LLC Disclosure Schedules, none of the IP Contracts confers upon any Person, other than the Contributed Companies, any ownership interest or exclusive license with respect to any Owned IP or any Intellectual Property developed in connection with such agreement or license, or restricts the Contributed Companies’ ability to access, use or disclose any Owned IP or such developed Intellectual Property.

(d)      The Contributed Companies own and possess or will own and possess at Closing, or have the right pursuant to a valid and enforceable written IP Contract set forth in Schedule 3.15(a)of the Group LLC Disclosure Schedules (other than licenses for off-the-shelf computer software that is generally available to the public on commercially reasonable terms that are not required to be listed in Schedule 3.15(a)of the Group LLC Disclosure Schedules), to use, with no further consents, payment of royalties, or other costs required, all Business IP necessary for the conduct of the Business, including to access, use, disclose, register, renew, enforce, transfer, license, distribute, and dispose of all Business IP in substantially the same manner as it is accessed, used, disclosed, registered, renewed, enforced, transferred, licensed, distributed, and disposed of by or for the Contributed Companies.

(e)      To Group LLC’s Knowledge, (i) neither the Contributed Companies nor the conduct of the Business has infringed, misappropriated or otherwise conflicted with, any Intellectual Property of any Third Party, and (ii) there are no facts indicating a likelihood of the foregoing. The Contributed Companies have not in the last three (3) years received any written charge, complaint, claim, demand, or notice alleging any such infringement, misappropriation, or other conflict (including any demands to refrain from accessing or using, or unsolicited offers to license, any Intellectual Property of any Third Party, or any request for indemnification from a Third Party).

(f)       To Group LLC’s Knowledge, (i) no Third Party has infringed, misappropriated, or otherwise conflicted with, any of the Owned IP or any of the Intellectual Property exclusively licensed to the Contributed Companies, and, (ii) there are no facts that indicate a likelihood of any of the foregoing. Without limiting the generality of any representation or warranty herein, the Contributed Companies have not with respect to any Owned IP, (i) notified a Third Party of actual or potential infringement, (ii) initiated any enforcement or declaratory judgment action, or (iii) invited any Third Party to enter into a license, covenant not to sue, coexistence agreement, or consent agreement.

(g)      None of the Owned IP and, to Group LLC’s Knowledge, none of the Intellectual Property exclusively licensed to the Contributed Companies, has been adjudged invalid or unenforceable in whole or in part by a court or administrative agency with competent jurisdiction. Each item of the Owned IP and, to Group LLC’s Knowledge, each item of the Intellectual Property exclusively licensed to the Contributed Companies, is subsisting, unexpired, in full force and effect, has not been abandoned, cancelled, or misused and is to Group LLC’s Knowledge valid and enforceable. No dispute, action, suit, judgment, order, decree, proceeding, hearing, investigation, inquiry, charge, or written complaint, claim, or demand seeking to cancel or contesting the patentability, registrability, validity, or enforceability of any of the Owned IP or, to Group LLC’s Knowledge, any of the Intellectual Property exclusively licensed to the Contributed Companies has occurred, is in progress, or pending, and the Contributed Companies have not received any written notice of any of the foregoing and, to Group LLC’s Knowledge, there is no reasonable basis for any of the foregoing. The Contributed Companies have taken commercially reasonable actions to maintain, protect, and permit future enforcement of all of the Business IP (including by protecting the secrecy, confidentiality, and value of all confidential Business information through reasonable use of written confidentiality agreements governing any disclosure of confidential Business information to, or use of confidential Business information by, any Third Party, employee, director, officer, founder, independent contractor or consultant).

(h)      Each current employee, officer, director, founder, independent contractor, and consultant of each Contributed Company has either executed an agreement to protect confidential Business information or has a fiduciary duty to do so.

(i)       The Contributed Companies and the conduct of the Business are in compliance with, and have been in compliance with, all Data Security Requirements; no written notices have been received by, and no written claims, charges or complaints have been made against, the Contributed Companies by any Governmental Entity or other Person alleging a violation of any Data Security Requirements; and there have not been to Group LLC’s Knowledge any actual or alleged incidents of data security breaches, unauthorized access or use of any of the Business Systems, or unauthorized acquisition, destruction, damage, disclosure, loss, corruption, alteration, or use of any Business Data.

(j)       Without limiting the generality of any representation or warranty herein, the Contributed Companies, and to Group LLC’s Knowledge their service providers, have implemented, and are in material compliance with, all reasonable physical, technical, and other measures to assure the integrity and security of, and to prevent the unauthorized access to or use of, any of the Business Systems, transactions executed thereby, and of all Business Data. The Contributed Companies have implemented procedures that are reasonably likely to detect data security breaches, unauthorized access, or unauthorized use of the Business Systems or Business Data, and none of the foregoing have been detected. Except as set forth in Schedule 3.15(i) of the Group LLC Disclosure Schedules, (i) the Contributed Companies have not been the subject of any suit, proceeding, adverse inspection, finding, investigation, hearing, penalty assessment, audit, or other compliance or enforcement action relating to data processing to which they have been given written notice, (ii) there is no basis for any of the foregoing to Group LLC’s Knowledge, and (iii) to Group LLC’s Knowledge there have been no facts or circumstances that would require the Contributed Companies to give notice pursuant to any Data Security Requirement to any customers, vendors, consumers, or other similarly situated Persons of any actual data security breach.

(k)      Without limiting the generality of any representation or warranty herein, (i) the Business Systems are sufficient for the needs of the Business, including as to capacity, scalability, and ability to process current volumes in a timely manner, and the Contributed Companies have purchased a sufficient number of licenses for all third-party software used in the Business, (ii) the Business Systems are in sufficiently good working condition to effectively perform all information technology operations necessary for the conduct of the Business and no Third Party providing services to the Contributed Companies has failed to meet any material service obligations, (iii) in the last eighteen (18) months, there have been no failures, breakdowns, outages, bugs, continued substandard performance, or other adverse events affecting any of the Business Systems (as a whole or with respect to any portion thereof) that have caused or could reasonably be expected to have resulted in the substantial disruption or interruption in or to the use of such Business Systems or the conduct of the Business, (iv) the Contributed Companies have implemented or are in the process of implementing in a timely manner any and all material security patches or security upgrades that are generally available for the Business Systems, (v) to Group LLC’s Knowledge, all of the Business Systems are free from any malicious or disabling code or instructions, timer, copy protection device, clock, counter, or other limiting design or routing or any “back-door,” “time bomb,” “Trojan horse,” “ worm,” “drop dead device,” “virus,” “bug,” documentation error or corruptant, malware, “spyware,” or other similar programs, software routines or hardware components that would permit unauthorized access or the unauthorized disablement or erasure of any of the Business Systems, any Business Data, or any software of any Third Party, or otherwise render the Business Systems incapable of being used in the full manner for which they were designed, (vi) the Contributed Companies have used commercially reasonable efforts to protect the Business Systems and Business Data and to provide for the continuity, integrity, and security thereof, as well as the back-up and recovery of Business Data, including by appropriate use of commercially-available anti-virus software recognized and accepted in the industry in which the Contributed Companies operate, and (vii) the Contributed Companies maintain disaster recovery and business continuity plans, procedures and facilities, acts in compliance therewith and has tested such plans and procedures on a periodic basis, and such plans and procedures have been proven effective upon such testing in all material respects.

Section 3.16.   Brokers, Finders, and Advisors. Except for the Houlihan Lokey Engagement Letter, Group LLC has not entered into any agreement resulting in, or which will result in, Group LLC or the Contributed Companies having any obligation or liability as a result of the execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, for any brokerage, finder, or advisory fees or charges of any kind whatsoever.

Section 3.17.    Securities Law Matters.

(a)      Group LLC acknowledges that GREC LLC intends the offer and issuance of the GREC LLC Common Shares and Earnout Shares to be exempt from registration under the Securities Act and applicable state securities Laws by virtue of (i) the status of Group LLC as an “accredited investor” within the meaning of the federal securities Laws, and (ii) Regulation D promulgated under Section 4(a)(2) of the Securities Act (“Regulation D”), and that GREC LLC will rely in part upon the representations and warranties made by Group LLC in this Agreement in making the determination that the offer and issuance of the GREC LLC Common Shares and Earnout Shares qualify for exemption under Rule 506 of Regulation D as an offer and sale only to “accredited investors.”

(b)      Group LLC is an “accredited investor” within the meaning of the federal securities Laws and Regulation D.

(c)      Group LLC is not acquiring the GREC LLC Common Shares or Earnout Shares with a view to realizing any benefits under U.S. federal income tax laws, and no representations have been made to Group LLC by GREC LLC or any of its Affiliates that any such benefits will be available as a result of Group LLC’s acquisition, ownership or disposition of GREC LLC Common Shares.

(d)      Group LLC acknowledges that the GREC LLC Common Shares and Earnout Shares are not offered to it by means of any general solicitation or general advertising by GREC LLC or any person acting on its behalf, including without limitation (i) any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or (ii) any seminar or meeting to which Group LLC was invited by any general solicitation or general advertising.

(e)      Group LLC (either alone or together with any advisers retained by it in connection with evaluating the merits and risks of acquiring the GREC LLC Common Shares and Earnout Shares) has sufficient knowledge and experience in financial, Tax, and business matters to enable it to evaluate the merits and risks of investment in the GREC LLC Common Shares and Earnout Shares. Group LLC has the ability to bear the economic risk associated with acquiring the GREC LLC Common Shares and Earnout Shares, including a complete loss of such investment. Group LLC has no need for liquidity of its investment in GREC LLC, and has no reason to anticipate any change in financial condition or circumstances that may cause or require the sale or distribution of the GREC LLC Common Shares and Earnout Shares.

(f)       Group LLC has been supplied with, or had access to, information to which a reasonable investor would attach significance in making an investment decision to acquire the GREC LLC Common Shares and Earnout Shares and any other information Group LLC has requested. Group LLC has had an opportunity to ask questions of, and receive information and answers from, GREC LLC concerning GREC LLC, the GREC LLC Common Shares and Earnout Shares, the contribution of the Contributed Interests and Contributed Assets, and to assess and evaluate any information supplied to Group LLC by GREC LLC.

(g)      Group LLC understands that no Governmental Entity (including the United States Securities and Exchange Commission) has made, or will make, any finding or determination as to the fairness of an investment in the GREC LLC Common Shares and Earnout Shares.

(h)      Group LLC understands that there is no established public, private, or other market for the GREC LLC Common Shares and Earnout Shares to be issued to Group LLC hereunder, and it is not anticipated that there will be any public, private, or other market for such GREC LLC Common Shares and Earnout Shares in the foreseeable future.

(i)       Group LLC understands that the issuance of GREC LLC Common Shares and Earnout Shares is intended to be exempt from registration under the Securities Act and from registration and/or qualification under applicable state securities laws, and that the offering of GREC LLC Common Shares and Earnout Shares has not been approved, disapproved or passed on by the Securities and Exchange Commission or any state or other Governmental Entity. Group LLC also understands that GREC LLC is not currently, and does not propose in the future to be, registered as an “investment company” under the Investment Company Act of 1940, as amended.

Section 3.18.    No Other Representations or Warranties. Except to the extent of the representations and warranties expressly made by the other Parties and contained in this Agreement, any certificate delivered in connection herewith or any Transaction Document other than this Agreement, Group LLC acknowledges and agrees that (i) neither GREC LLC or any other Person makes any express or implied representation or warranty with respect to the GREC LLC Common Shares and Earnout Shares or otherwise, and (ii) Group LLC has not executed or authorized the execution of this Agreement or the consummation of the transactions contemplated by this Agreement and the Transaction Documents in reliance upon any promise, representation or warranty not expressly set forth in this Agreement.

Article IV

REPRESENTATIONS AND WARRANTIES OF GREC LLC

Except as set forth in, or qualified by any matter set forth in, the GREC LLC Disclosure Schedules (it being agreed that the disclosure of any matter in any section in the GREC LLC Disclosure Schedules shall be deemed to have been disclosed in any other section in the GREC LLC Disclosure Schedules to which the applicability of such disclosure is reasonably apparent on its face), GREC LLC, represent and warrant to Group LLC as of the date of this Agreement, as follows:

Section 4.1.     Organization and Good Standing. GREC LLC is a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Delaware. GREC LLC is duly authorized to conduct its business and is in good standing under the applicable Law of its jurisdiction where such qualification is required, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. GREC LLC is in material compliance with its Organizational Documents. GREC LLC has all necessary limited liability company power and authority to carry on its business as presently conducted.

Section 4.2.      Power and Authority; Due Authorization; Enforceability. GREC LLC has all requisite limited liability company power and authority to enter into each of the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby or thereby. The execution and delivery of each of the Transaction Documents by GREC LLC and the consummation by GREC LLC of the transactions contemplated hereby or thereby have been duly authorized by all necessary limited liability company action on the part of GREC LLC. Each of the Transaction Documents has been, or upon execution and delivery will be, duly executed and delivered by GREC LLC, and constitute, or upon execution and delivery will constitute, the valid and binding obligations of GREC LLC, enforceable against GREC LLC in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 4.3.      No Conflicts; Required Consents. Except as provided in Schedule 4.3 of the GREC LLC Disclosure Schedules, the execution and delivery of the Transaction Documents by GREC LLC do not, and the performance by GREC LLC of the transactions contemplated hereby or thereby will not, (a) violate, conflict with, or result in any breach of any provision of GREC LLC’s Organizational Documents, (b) violate, conflict with, or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination, or result in the acceleration, of, or entitle any party to accelerate, any obligation of GREC LLC, or result in the loss of any benefit, or give rise to the creation of any Encumbrance on any property or asset of GREC LLC under any of the terms, conditions or provisions of any material instrument or obligation to which any property or asset of GREC LLC may be bound or subject, or (c) violate any Law applicable to GREC LLC or by or to which any property or asset of GREC LLC is bound or subject.

Section 4.4.     Capitalization; Title. Following the execution, delivery, and performance by the Parties of this Agreement, including the issuance of the GREC LLC Common Shares and Earnout Shares, the equity capitalization of GREC LLC will be as set forth on Schedule 4.4 of the GREC LLC Disclosure Schedules; provided that the number of outstanding shares are as of May 12, 2022. There are no outstanding preemptive rights or rights of any kind to acquire from GREC LLC any equity interest in the GREC LLC Common Shares and Earnout Shares, and securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire from GREC LLC any such equity interest, nor is GREC LLC committed to issue any such right or security. The GREC LLC Common Shares and Earnout Shares, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, and nonassessable, free of restriction free and clear of all Encumbrances, other than restrictions on transfer under applicable securities Laws, pursuant to the Amended GREC LLCA, the Certificate of Designation, or the terms of any agreement entered into between the Parties.

Section 4.5.     Valid Issuance of GREC LLC Common Shares. The GREC LLC Common Shares and Earnout Shares, when issued and delivered in compliance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid, and, except as provided in the Amended GREC LLCA and the Certificate of Designation and except as affected by Section 18-607 of the Delaware Limited Liability Company Act, non-assessable. The GREC LLC Common Shares and Earnout Shares will be, at the time of issuance, free of any Encumbrances; provided, however, that the GREC LLC Common Shares and Earnout Shares are subject to restrictions on transfer under federal and state securities Laws and as otherwise set forth in the Amended GREC LLCA, the Certificate of Designation, and the Account Transfer (Re-Registration) Form. The GREC LLC Common Shares and Earnout Shares will not be issued in violation of any preemptive rights or rights of first refusal granted by GREC LLC.

Section 4.6.     Brokers, Finders, and Advisors. Except for the Greenhill Engagement Letter, the Kirkland & Ellis Retention Letter, and the Meridian Engagement Letter, GREC LLC has not entered into any agreement resulting in, or which will result in, GREC LLC having any obligation or liability as a result of the execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, for any brokerage, finder, or advisory fees or charges of any kind whatsoever.

Section 4.7.      No Other Representations or Warranties. Except to the extent of the representations and warranties expressly made by the other Parties and contained in this Agreement, any certificate delivered in connection herewith, or any Transaction Document other than this Agreement, GREC LLC acknowledges and agrees that (i) neither Group LLC or any other Person makes any express or implied representation or warranty with respect to Group LLC, the Contributed Interests, the Contributed Assets, or otherwise and (ii) GREC LLC has not executed or authorized the execution of this Agreement or the consummation of the transactions contemplated by this Agreement and the Transaction Documents in reliance upon any promise, representation or warranty not expressly set forth in this Agreement.

Article V

COVENANTS

Section 5.1.         Confidentiality. From and at all times after the Closing, each of the Parties shall, and shall cause their respective Affiliates to, use its reasonable best efforts to cause its and their respective Representatives to: (i) hold in strict confidence any and all Confidential Information, whether written or oral, concerning the Business or the Internalization Transaction, and (ii) not use Confidential Information for such Person’s own direct or indirect benefit or the benefit of any other Person except to the extent that such Party can show that such information (x) is generally available to and known by the public through no fault of such Party, any of its Affiliates or their respective Representatives; or (y) is lawfully acquired by such Party, Affiliate, or Representative from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If a Party, its Affiliates, or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of applicable Law, including any securities Law disclosure requirements, such Party shall promptly notify the other Party in writing and shall cause the applicable party to disclose only that portion of such information which it reasonably determines is necessary to comply with such process or requirements; provided that such Party shall use commercially reasonable efforts to obtain an appropriate protective order, if applicable, or other reasonable assurance that confidential treatment will be accorded such information.

Section 5.2.         Notification of Certain Matters. Following the Closing, except as prohibited by Law, Group LLC shall promptly notify GREC LLC in writing of:

(a)         any notice or other communication from any person alleging that notice to or consent of such person is required in connection with the transactions contemplated by this Agreement;

(b)         any material notice or other material communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

(c)         any filing or notice made by Group LLC with any Governmental Entity in connection with the transactions contemplated by this Agreement;

(d)         any actions, suits, claims, investigations or proceedings commenced or, to Group LLC’s Knowledge, threatened against, relating to or involving or otherwise affecting Group LLC or the Contributed Companies that relate to the transactions contemplated by this Agreement; and

(e)         the occurrence of any matters or events that individually or in the aggregate would be reasonably likely to result in the failure to complete the transactions contemplated by this Agreement.

Section 5.3.         Tax Matters.

(a)         Tax Returns.

(i)           Group LLC shall prepare and timely file all Tax Returns of the Contributed Companies for any Pre-Closing Tax Periods that are due after the Closing Date, Group LLC shall remit or cause to be remitted any Taxes due in respect of such Pre-Closing Tax Periods (in the case of any taxable period that includes, but does not end on, the Closing Date, to the extent such Taxes are attributable to the portion of such period ending on the Closing Date). To the extent that such returns relate to a Pre-Closing Tax Period, such Tax Returns shall be prepared in a manner consistent with past practice, except as otherwise required by applicable Law. For the avoidance of doubt, GREC LLC will have responsibility for signing any Tax Returns relating to the Contributed Companies that are filed after the Closing Date that are prepared in accordance with this Section 5.3.

(ii)          GREC LLC shall prepare and timely file all Tax Returns of the Contributed Companies for all taxable periods other than the Pre-Closing Tax Periods, and GREC LLC shall remit or cause to be remitted any Taxes due in respect to such taxable periods.

(b)         Except as otherwise provided herein, Group LLC shall be liable for, and shall pay any transfer Taxes or other similar Tax imposed on the Contribution.

(c)         Group LLC and GREC LLC shall cooperate, to the extent reasonably requested by the other Party, in connection with the preparation and filing of Tax Returns and any audit, Action, or other proceeding involving Taxes. Cooperation shall include the retention and, upon the other Party’s request, the provision of records and other information reasonably relevant to the preparation of a Tax Return or the conduct of an audit, litigation, or other proceeding. GREC LLC shall promptly notify Group LLC upon receipt by GREC LLC or its Affiliates of notice of (i) any pending or threatened Tax audits or assessments with respect to the income, properties, or operations of the Contributed Companies or any other Contributed Interests or Contributed Assets, and (ii) any pending or threatened federal, state, local or foreign Tax audits or assessments of GREC LLC or its Affiliates, in each case, which may affect the liabilities for Taxes of Group LLC with respect to any Tax period ending on or before the Closing Date. Group LLC shall promptly notify GREC LLC in writing upon receipt by Group LLC or its Affiliates of notice of any pending or threatened federal, state, local or foreign Tax audits or assessments relating to the income, properties or operations of the Contributed Companies or any other Contributed Interests or Contributed Assets. Each of GREC LLC and Group LLC may participate at its own expense in the prosecution of any claim or audit with respect to Taxes attributable to any taxable period ending on or before the Closing Date; provided that Group LLC shall have the right to control the conduct of any such audit or proceeding or portion thereof relating solely to a taxable period ending on or prior to the Closing Date or for which Group LLC has acknowledged liability (except as a partner of GREC LLC) for the payment of any additional Tax liability, and GREC LLC shall have the right to control any other audits and proceedings. Notwithstanding the foregoing, (x) neither GREC LLC nor Group LLC may settle or otherwise resolve any such claim, suit or proceeding which could have an adverse Tax effect on the other Party or its Affiliates (other than on Group LLC as a member of GREC LLC, provided, that any such adverse Tax effect on Group LLC as a member of GREC LLC is not disproportionate as compared with other members of GREC LLC) without the consent of the other party, such consent not to be unreasonably withheld and (y) the Parties agree that, at GREC LLC’s request, each Contributed Company shall make any available election under Section 6226(a) of the Code, commonly known as the “push out” election (or any similar election under state or local Law, if applicable). Group LLC and GREC LLC shall retain all Tax Returns, schedules and work papers with respect to the Contributed Companies or any other Contributed Interests or Contributed Assets, and all material records and other documents relating thereto, until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such Tax Returns and other documents relate and until the final determination of any Tax in respect of such years.

(d)          The Parties agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Business, the Contributed Interests, or the Contributed Assets (including access to books and records) as is reasonably necessary for the filing of all Tax Returns, the making of any election relating to Taxes, the preparation for any audit by any Governmental Entity, and the prosecution or defense of any claims, suits or proceedings relating to any Tax, without charge or expense to the requesting Party.

(e)          In connection with a Liquidation or Listing (as defined in the GREC LLCA) of GREC LLC or any subsidiary thereof, upon the written request of any current or former member of Group LLC, the board of directors of GREC LLC will consider any reasonable steps proposed by such member that may allow the underlying members of Group LLC to acquire the proceeds of the realization transaction in a tax-efficient manner and that does not disproportionately adversely impact any other member of Group LLC.

Section 5.4.           Employees and Employee Benefits.

(a)          Effective upon the Closing, the employment of each Management Employee employed by Group LLC shall be assigned and transferred to and continued by GREC LLC, and immediately thereafter, in connection with the closing of the Second Contribution, shall be assigned and transferred to and continued by GREC Corp, in each case as part of the contribution of the Contributed Assets. Each of the Parties agrees to execute, and to seek to have the applicable employees execute, such documentation, if any, as may be necessary to reflect such assignments, transfers, and contributions.

(b)          In connection with the Internalization Transaction, GREC LLC agrees to cause GREC Corp to adopt the Greenbacker Renewable Energy Corporation Executive Protection Plan as approved by the Board of Directors of GREC LLC on May 19, 2022 and effective as of the Closing Date (the “Protection Plan”).

(i)           Promptly, and in any event within five (5) Business Days following the Closing, GREC LLC agrees to cause GREC Corp to procure that each of Charles Wheeler and David Sher will (A) agree to the termination of his employment agreement, with all existing rights thereto extinguished, and enter into a written instrument reflecting the foregoing, (B) accept a new employment offer letter from GREC Corp, and (C) have the right to participate in the Protection Plan as in effect on such date.

(ii)          GREC LLC agrees to cause GREC Corp to use its reasonable best efforts to procure that as soon as administratively practicable, and in any event within ninety (90) days following the Closing, each of the remaining Management Employees other than Charles Wheeler and David Sher will (A) agree to the termination of his or her existing employment agreement, with all existing rights thereto extinguished, and enter into written instrument reflecting the foregoing, (B) accept a new employment offer letter from GREC Corp, and (C) have the right to participate in the Protection Plan as in effect on such date.

(iii)         The terms of the Protection Plan shall not be amended for at least three (3) years following the Closing as it applies to Management Employees who agreed to have their employment agreements terminated no later than thirty (30) days following the Closing.

(iv)         GREC LLC agrees to cause GREC Corp to provide six (6) months advance notice to existing participants before amending the terms of the Protection Plan, as it applies to those participants.

(c)          Notwithstanding the above or any other provision of this Agreement, nothing in this Agreement shall create any obligation on the part of any of GREC LLC or any of its Affiliates to (i) continue the employment of any Management Employee or permit the return from a leave of absence for any period following the Closing (except as required by applicable Law) or (ii) change the employment status of any Management Employee from “at will,” to the extent such employee is an “at will” employee under applicable Law.

(d)          The Parties acknowledge and agree that the transactions contemplated hereunder and the assignment, transfer or continuation of the employment of Management Employees as contemplated by this Section 5.4 shall not be deemed a severance of employment of any Management Employee for purposes of this Agreement or any Benefit Plan.

(e)          The Parties acknowledge and agree that neither the consummation of transactions contemplated hereunder nor any other transaction in connection with the aforementioned transactions shall be deemed a “change of control” or term of similar import for purposes of any Benefit Plan or with respect to any Management Employee.

(f)           To the extent applicable, with respect to the portion of the tax year occurring prior to and including the Closing, Group LLC will (i) be responsible for all payroll obligations, tax withholding and reporting obligations and (ii) furnish a Form W-2 or similar earnings statement to all Management Employees for such period. With respect to the remaining portion of such tax year, GREC LLC will (i) be responsible for all payroll obligations, tax withholding, and reporting obligations regarding Management Employees and (ii) furnish a Form W-2 or similar earnings statement to all Management Employees. With respect to each Management Employee, Group LLC and GREC LLC shall, and shall cause their respective Affiliates to (to the extent permitted by applicable Law and practicable) (A) treat GREC LLC (or an applicable subsidiary) as a “successor employer” and Group LLC (or the applicable Group LLC Affiliate) as a “predecessor,” within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, to the extent appropriate, for purposes of taxes imposed under the United States Federal Insurance Contributions Act, as amended (“FICA”), or the United States Federal Unemployment Tax Act, as amended (“FUTA”); (B) cooperate with each other to avoid, to the extent possible, the restart of FICA and FUTA upon or following the Closing with respect to each such Management Employee for the tax year during which the Closing occurs; and (C) file tax returns, exchange wage payment information, and report wage payments made by the respective predecessor and successor employer on separate IRS Forms W-2 or similar earnings statements to each such Management Employee for the tax year in which the Effective Time occurs, in a manner provided in Section 4.02(l) of Revenue Procedure 2004-53.

(g)       Subject to any limitations imposed by applicable Laws, Group LLC and GREC LLC shall provide to each other and their respective agents and vendors all information necessary for the Parties to perform their respective duties under this Agreement. The Parties also hereby agree to enter into any business associate arrangements that may be required for the sharing of any information pursuant to this Agreement to comply with the requirements of HIPAA.

(h)       GREC LLC will continue to apply the appropriate leave of absence policies applicable to inactive Management Employees who are on an approved leave of absence as of the Closing. Leaves of absence taken by Management Employees prior to the Closing shall be deemed to have been taken as employees of GREC LLC.

Section 5.5.       Acceptance of GREC LLC Common Shares and Earnout Shares.

(a)       By executing this Agreement and accepting the issuance of the GREC LLC Common Shares and Earnout Shares, Group LLC hereby agrees to be bound by the terms of the Amended GREC LLCA and the Certificate of Designation and any amendments or supplements thereto or cancellations thereof as if it were originally a party thereto, and authorizes GREC LLC to make all filings of any and all certificates, instruments, agreements, or other documents, whether related to the Amended GREC LLCA, the Certificate of Designation, or otherwise, as may be required or advisable under the laws of the State of Delaware.

(b)       Group LLC agrees promptly to notify GREC LLC if there is any change with respect to any of the representations set forth in Section 3.17 hereto and pertaining to Group LLC, and in any other document delivered by Group LLC to GREC LLC relating to such securities Law matters, and to provide such further information as GREC LLC may reasonably request with respect to the issuance and ownership of the GREC LLC Common Shares and Earnout Shares by Group LLC.

(c)       To the extent not prohibited by law or regulation, Group LLC hereby agrees to provide GREC LLC and its service providers any information that they may reasonably request or require in order to comply with applicable Laws, including Tax Laws, or to reduce any Tax that may otherwise be imposed on GREC LLC or any member of GREC LLC by virtue of its ownership in GREC LLC. Without prejudice to the generality of the foregoing, Group LLC hereby acknowledges and understands that GREC LLC is required to comply with the Foreign Account Tax Compliance Act provisions of the U.S. Hiring Incentives to Restore Employment Act (“FATCA”), and agrees to furnish any information and documents GREC LLC or its service providers may from time to time reasonably request for the purpose of compliance with GREC LLC’s obligations under FATCA, including but not limited to information required under FATCA, and agrees that GREC LLC and its service providers, may share such information with any Third Party as required by Law. Group LLC authorizes GREC LLC and its service providers to disclose required information as defined under FATCA regulations to appropriate authorities in the United States as per the requirements under FATCA. Group LLC also agrees that GREC LLC may in the case of Group LLC failing to provide any requested information and documents, require Group LLC to withdraw all or any part of the GREC LLC Common Shares and Earnout Shares held by it. In the case of any material change to the circumstances affecting Group LLC’s U.S. Person status as per FATCA, Group LLC undertakes to immediately notify GREC LLC in writing any of such change. The Parties agree that this paragraph 5.5(c) shall not be construed to require Group LLC to provide Tax Returns of Group LLC or of its members.

Section 5.6.       Distribution of GREC LLC Common Shares and Earnout Shares Held by Group LLC to its Members. Following the Second Contribution, Group LLC may assign and deliver to its members, in accordance with their respective ownership interests in Group LLC, all of its right, title, and interest in and to the GREC LLC Common Shares and Earnout Shares issued pursuant to this Agreement and held by it, pursuant to that certain Account Transfer (Re-Registration) Form as set forth hereto as Exhibit D; provided that Group LLC will delay any such assignment or delivery to its members of (a) the Consideration Adjustment Holdback Shares until at least the completion of the Positive Consideration Adjustment or Negative Consideration Adjustment pursuant to Section 1.7, and of (b) the Indemnity Holdback Shares until at least the expiration of the Survival Period. Upon (x) the completion of the Positive Consideration Adjustment or Negative Consideration Adjustment pursuant to Section 1.7, Group LLC may assign and deliver to its members, in accordance with their respective ownership interests in Group LLC, all of its right, title, and interest in and to any Consideration Adjustment Holdback Shares (or additional GREC LLC Common Shares issued in the case of a Positive Consideration Adjustment) issued pursuant to this Agreement which remain held by Group LLC and have not otherwise been used to satisfy any Negative Consideration Adjustment, and (y) the expiration of the Survival Period, Group LLC may assign and deliver to its members, in accordance with their respective ownership interests in Group LLC, all of its right, title, and interest in and to any Indemnity Holdback Shares issued pursuant to this Agreement which remain held by Group LLC and have not otherwise been used to satisfy any indemnification obligation of Group LLC in accordance with Article VI, in each case (x) and (y) pursuant to that certain Account Transfer (Re-Registration) Form as set forth hereto as Exhibit D. In connection therewith, Group LLC will procure that its members will complete and execute their respective counterparts to the Account Transfer (Re-Registration) Form as set forth hereto as Exhibit D, and provide any additional instruments, documents, or agreements as Group LLC or GREC LLC may reasonably request in order to consummate such distribution or comply with applicable Law.

Section 5.7.       Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use their respective commercially reasonable efforts, at their own expense, to take, or cause to be taken, or as appropriate to refrain from taking, all actions, and to do, or cause to be done, or as appropriate to refrain from doing, all things reasonably necessary, proper or advisable to consummate, in the most expeditious manner practicable, the transactions contemplated by the Transaction Documents and the Internalization Transaction, including, but not limited to, defending any Actions challenging this Agreement or otherwise seeking to enjoin or delay the consummation of the transactions contemplated by the Transaction Documents.

Section 5.8.       Cooperation; Further Assurances.

(a)       From time to time after the Closing, without additional consideration, each of the Parties will (or, if appropriate, cause their Affiliates to) execute and deliver such further instruments and take such other action (or procure that such action be taken) as may be necessary to make effective the transactions contemplated by this Agreement and the Transaction Documents. For the avoidance of doubt the foregoing shall include, but not be limited to, facilitating and ensuring that each of the Parties have or will obtain any additional requisite approvals from their respective board of directors in order to consummate the transactions contemplated by this Agreement and the Internalization Transaction, and any subsequent distribution of the GREC LLC Common Shares and Earnout Shares issued to it pursuant to this Agreement to Group LLC’s members in pro rata proportion to their respective interests in Group LLC.

(b)       If any Party to this Agreement shall following the Closing have in its possession any asset or right that under this Agreement should have been delivered to the other, such Party shall promptly deliver such asset or right to the other (or to its requested designee).

(c)       Immediately following the Closing contemplated hereby, GREC LLC and GREC Corp shall execute or cause to be executed the Second Contribution Agreement and consummate the transactions contemplated thereby.

(d)       Upon completion of the Internalization Transaction, the Parties agree that Manager shall no longer be obligated to provide services or be entitled to receive payments under the Amended and Restated Services Agreement, by and among Holdings LLC, Manager, and Group LLC, dated as of January 1, 2020, which agreement shall be terminated effective as of the Closing.

Article VI

INDEMNIFICATION

Section 6.1.       Group LLC Indemnification. From and after the Closing, subject to the other provisions of this Article VI, Group LLC shall indemnify and hold harmless GREC LLC and its Subsidiaries officers, directors, stockholders (other than Group LLC and its successors and assigns), partners, managers, and members and their respective heirs, legatees, devisees, executors, administrators, trustees, personal representatives, successors and assigns (each, a “GREC LLC Indemnified Party”), from and against any and all Losses incurred by any GREC LLC Indemnified Party directly arising from, as a result of, in connection with, or relating to: (a) any inaccuracy or breach of any representation or warranty made by Group LLC in Article III; and (b) the breach or failure to perform any covenant or agreement made or undertaken by Group LLC in this Agreement.

Section 6.2.       GREC LLC Indemnification. From and after the Closing, subject to the other provisions of this Article VI, GREC LLC shall indemnify and hold harmless Group LLC and its respective officers, directors, stockholders, partners, managers, and members and their respective heirs, legatees, devisees, executors, administrators, trustees, personal representatives, successors and assigns (each, a “Group LLC Indemnified Party”), from and against any and all Losses incurred by any Group LLC Indemnified Party directly arising from, as a result of, in connection with, or relating to: (a) any inaccuracy or breach of any representations made by GREC LLC in Article IV; and (b) the breach or failure to perform any covenant or agreement made or undertaken by GREC LLC in this Agreement solely to the extent such breach or failure was the result of GREC LLC acting at the explicit direction of the independent directors of the Board of Directors of GREC LLC.

Section 6.3.       Indemnifying Procedures.

(a)       Upon receipt by a Group LLC Indemnified Party or a GREC LLC Indemnified Party (as the case may be, the “Indemnified Party”) of notice from a Third Party of any action, suit, proceeding, claim, demand, or assessment against such Indemnified Party that might give rise to a claim for Losses under this Article VI, the Indemnified Party shall promptly give written notice thereof to GREC LLC, on the one hand, or Group LLC, on the other hand (as the case may be, the “Indemnifying Party”), indicating the nature of such claim and the basis therefor; provided, however, that failure to give such notice shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been prejudiced as a result of such failure. The Indemnifying Party will have thirty (30) days after such notice is given (the “Notice Period”) to notify the Indemnified Party (i) whether or not it disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand, and (ii) whether or not it desires, at the cost and expense of the Indemnifying Party, to defend the Indemnified Party with respect to the Third Party claim; provided, however, that any Indemnified Party is hereby authorized, but is not obligated, prior to and during the Notice Period, to file any motion, answer or other pleading that it reasonably shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party. If the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against the Third Party claim, the Indemnifying Party will have the right to control the defense of such matter by all appropriate proceedings and with counsel of its own choosing and at its sole cost and expense. If the Indemnified Party desires to participate in any such defense, it may do so at its sole cost and expense, and in a manner so as not to unreasonably interfere with the defense of such matter by the Indemnifying Party. If the Indemnifying Party fails to respond to the Indemnified Party within the Notice Period, elects not to defend the Indemnified Party, or after electing to defend fails to commence or reasonably pursue such defense, then the Indemnified Party shall have the right, but not the obligation, to undertake or continue the defense of, and to compromise or settle (exercising reasonable business judgment), the matter all on behalf, for the account, and at the risk, of the Indemnifying Party; provided, however, that any such compromise or settlement consists solely of money damages to be borne by the Indemnifying Party and otherwise shall be reasonably satisfactory to the Indemnifying Party and shall contain as an unconditional term thereof a full and complete release of the Indemnifying Party by the Third Party in form and substance reasonably satisfactory to the Indemnifying Party. Payments to the Indemnified Party for Losses for Third Party claims which are otherwise covered by the indemnification obligations herein shall not be required except to the extent that the Indemnified Party has expended or simultaneously with such payment will expend, out-of-pocket sums. If the Indemnifying Party has assumed the defense of a Third Party claim, it shall reasonably proceed with such defense and promptly notify the Indemnified Party if it proposes to compromise or settle such Third Party claim for the account, and at the risk, of the Indemnifying Party in accordance with this Section 6.3. In any event in which the Indemnifying Party has assumed the defense of a Third Party claim, the Indemnified Party and its counsel shall cooperate with the Indemnifying Party and its counsel; provided, however, that the foregoing shall not prevent the Indemnified Party from taking the position that it is entitled to indemnification hereunder.

(b)       In the event any Indemnified Party should have an indemnification claim against any Indemnifying Party that does not involve a claim by a Third Party, the Indemnified Party, as quickly as is practicable (but in any event within thirty (30) days after becoming aware of an indemnification claim) and by the most expeditious means available (promptly confirmed in writing), shall deliver notice of such claim to the Indemnifying Party in reasonable detail. The failure by any Indemnified Party to so notify the Indemnifying Party shall relieve the Indemnifying Party from any liability that it may have to such Indemnified Party to the extent that the Indemnifying Party has been prejudiced by such failure unless such prejudice can be reasonably cured without expense to the Indemnified Party. If the Indemnifying Party disputes its liability with respect to such claim in a timely manner, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute may be resolved by litigation before an appropriate Governmental Entity of competent jurisdiction subject to the terms of this Agreement.

(c)       GREC LLC shall, and shall instruct its respective directors, officers, partners, and employees and its attorneys, accountants and agents to, at the request of Group LLC, cooperate with Group LLC as may be reasonably required in connection with the investigation and defense of any Third Party claim, Action or investigation relating to the Business or the Excluded Liabilities that is brought against Group LLC or any of its Affiliates relating in any way to the Business at any time on or after the Closing. Likewise, Group LLC shall, and shall instruct its, and its Affiliates’, directors, managers, officers, employees, attorneys, accountants and agents to, at GREC LLC’s request, cooperate with GREC LLC as may be reasonably required in connection with the investigation and defense of any Third Party claim, Action, or investigation relating to the Contributed Interests, Contributed Assets, or Assumed Liabilities that is brought against GREC LLC or any of its Affiliates at any time on or after the Closing.

Section 6.4.       Survival.

(a)       The representations and warranties of (i) GREC LLC contained in this Agreement will survive the Closing until the applicable statute of limitations and (ii) Group LLC will survive the Closing until (A) the applicable statute of limitations with respect to the Fundamental Representations and (B) 18 months from the Closing in the case of all other representations and warranties (such 18-month period, the “Survival Period”).

(b)       Except as otherwise expressly provided in this Agreement, (i) all covenants and agreements contained in this Agreement, to the extent that by their terms are to be performed prior to the Closing, will terminate at and as of the Closing, and thereafter neither any Party to this Agreement nor any other person will have any rights, remedies, or obligations in respect of such covenants or agreements, and (ii) all covenants and agreements contained in this Agreement, to the extent that by their terms are to be performed after the Closing, will survive the Closing until performed in full.

(c)       Notwithstanding the foregoing, an indemnification claim asserted in good faith in accordance with this Article VI on or prior to the expiration of the applicable survival period shall not thereafter be barred by the expiration of the survival period, and may be pursued thereafter without regard to such expiration until such claim shall have been finally resolved or settled.

Section 6.5.       Limitations. Notwithstanding anything to the contrary contained in this Agreement or in any other Transaction Document:

(a)       (i) No Indemnified Party will be entitled to indemnification under Section 6.1(a) or Section 6.2(a) of this Agreement, as applicable, unless such Indemnified Party has incurred Losses in excess of $1,607,733 in the aggregate (the “Deductible”), in which case such Indemnified Party will be entitled to indemnification under Section 6.1(a) or Section 6.2(a) of this Agreement, as applicable, for an amount equal to the aggregate Losses in excess of the Deductible; and (ii) the maximum aggregate liability of the Indemnifying Party for Losses to which the Indemnified Party is entitled to indemnification under Section 6.1(a) or Section 6.2(a) of this Agreement, as applicable, shall be limited to $21,436,444 in the aggregate, provided, however, that the aggregate amount of all Losses for which any Indemnifying Party shall be liable pursuant to this Agreement shall not exceed at any time the value of the GREC LLC Common Shares (or such securities into which the GREC LLC Common Shares were then converted, if applicable) received pursuant to this Agreement, provided that once Group LLC has forfeited all of its GREC LLC Common Shares (or such securities into which the GREC LLC Common Shares were then converted, if applicable) received pursuant to this Agreement, and any distributions or other amounts earned thereon or received in respect thereof, in satisfaction of such Group LLC Indemnifying Party’s liability for Losses pursuant to this Agreement, then Group LLC shall have no further obligation or liability for Losses pursuant to this Agreement; provided further, however, that neither the Deductible nor the maximum aggregate liability provided in (ii) herein shall apply to any claims of, or causes of action arising out of, involving, or otherwise in respect of any breach of a Fundamental Representation or Fraud.

(b)       For purposes of determining whether a breach of any representation or warranty for which indemnification may be provided pursuant to this Article VI has occurred and calculating the resulting Losses, all qualifications with respect to materiality, Material Adverse Effect, or other similar qualification contained in or otherwise applicable to such representation or warranty will be disregarded and will not be taken into effect.

(c)       The amount of any Loss for which indemnification is provided under this Article VI shall be net of (i) any amounts recovered by the Indemnified Party pursuant to any indemnification by, or indemnification agreement with, any Third Party or, (ii) Third Party insurance proceeds (for the avoidance of doubt, not including self-insurance or insurance with a captive insurance Affiliate) or other sources of reimbursement received, which shall be an offset against such Loss. The Indemnified Party shall use commercially reasonable efforts to seek recovery from all such sources to minimize any Loss for which indemnification is provided under this Article VI. If the amount to be netted hereunder from any payment required under this Article VI is determined after payment by the Indemnifying Party of any amount otherwise required to be paid to an Indemnified Party pursuant to this Article VI, the Indemnified Party shall repay to the Indemnifying Party, promptly after such determination, any amount that the Indemnifying Party would not have had to pay pursuant to this Article VI had such determination been made at the time of such payment.

(d)       No Indemnified Party shall be entitled to double recovery for any indemnifiable Losses even though such Losses may have resulted from the breach of more than one of the representations, warranties, agreements, and covenants of this Agreement.

Section 6.6.       Exclusive Remedy.

(a)       The Parties acknowledge and agree that the remedies provided for in this Article VI shall be the Parties’ sole and exclusive remedies with respect to the subject matter of this Agreement, other than for a claim of Fraud or willful misconduct. No amount shall be recoverable under this Agreement by any Indemnified Party to the extent such party has asserted a claim and received indemnification for such Loss under any Transaction Document other than this Agreement or under applicable Law. It is the Parties’ intention that the indemnification provisions set forth in this Agreement shall control and determine the Parties’ respective rights and obligations concerning any claims with respect to the Internalization Transaction.

(b)       NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, IN NO EVENT SHALL ANY PARTY BE LIABLE UNDER THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES, INCLUDING LOST PROFITS, REGARDLESS OF THE FORM OF ACTION THROUGH WHICH SUCH DAMAGES ARE SOUGHT; PROVIDED, HOWEVER, THAT NOTHING IN THIS AGREEMENT OR IN ANY TRANSACTION DOCUMENT SHALL LIMIT OR PRECLUDE ANY INDEMNIFICATION OR RECOVERY WITH RESPECT TO ANY DAMAGES THAT MAY BE AWARDED IN CONNECTION WITH A THIRD PARTY CLAIM FOR WHICH A PARTY IS ENTITLED TO BE INDEMNIFIED.

Section 6.7.       Method of Payment.

(a)       All amounts due and payable from an Indemnifying Party to an Indemnified Party shall be satisfied by (i) issuance of GREC LLC Common Shares, free and clear of all Encumbrances, other than restrictions on transfer under applicable securities Laws, pursuant to the Amended GREC LLCA, the Certificate of Designation, or the terms of any agreement entered into between the Parties, or (ii) cancellation of, and forfeiture of any and all right to, GREC LLC Common Shares received pursuant to this Agreement, as the case may be (and not by cash), within five (5) Business Days following final determination of a claim pursuant to Section 6.3, by delivery of a number of GREC LLC Common Shares (or such securities into which the GREC LLC Common Shares were then converted, if applicable), equal in value to the amount of such indemnification obligation, with the value and resulting number of GREC LLC Common Shares (or such securities into which the GREC LLC Common Shares were then converted, if applicable) to be determined pursuant to the Final Valuation and the Schedule 1.4: Consideration Schedule hereto, and to be satisfied in the first instance from the Indemnity Holdback Shares.

(b)       The Parties shall cooperate reasonably to make any adjustments to the above methodology to take into account any issuances of GREC LLC Common Shares following the date hereof that are not the result of a claim of indemnification hereunder, including pursuant to any share splits, dividends or distributions, combinations, recapitalizations, and the like.

Section 6.8.       Tax Treatment of Indemnification Payments. All GREC LLC Common Shares issued pursuant to Section 6.7 shall be treated for tax purposes as an adjustment to the net value of the Contributed Assets contributed for the Consideration, unless otherwise required by Law.

Article VII

GENERAL

Section 7.1.       Exhibits and Schedules; Entire Agreement. Each schedule and exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement as if it were set forth verbatim herein. This Agreement, together with such schedules and exhibits, constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, representations, and warranties, written or oral, of the Parties in connection therewith.

Section 7.2.       Interpretation. For all purposes of this Agreement and the Transaction Documents, except as otherwise specifically stated therein:

(a)       All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof.

(b)       All references to “$” and dollars shall be deemed to refer to United States currency unless otherwise specifically provided.

(c)       Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

(d)       All accounting terms not otherwise defined herein have the meanings assigned under GAAP.

(e)       “Include,” “included,” and “including” (regardless of whether capitalized) mean to include without limitation, to be included without limitation, or including without limitation, as the case may be.

(f)       “Shall” and “will” are synonymous.

(g)       The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Article,” “this Section” and “this subsection,” and words of similar import, refer only to the Article, Section, or subsection hereof in which such words occur. The word “or” is exclusive.

Section 7.3.       No Other Representations or Warranties.

(a)       NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IT IS THE EXPLICIT INTENT OF EACH PARTY, AND THE PARTIES HEREBY AGREE, THAT NONE OF THE PARTIES OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES HAS MADE OR IS MAKING, AND GROUP LLC (ON BEHALF THE CONTRIBUTED COMPANIES, ITSELF, ITS AFFILIATES AND REPRESENTATIVES) HEREBY DISCLAIMS, ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING ANY IMPLIED REPRESENTATION OR WARRANTY AS TO THE CONDITION, MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, WITH RESPECT TO THE SECURITIES OR THE CONTRIBUTED COMPANIES OR THEIR RESPECTIVE ASSETS, PROPERTIES, BUSINESS, CONDITION (FINANCIAL OR OTHERWISE) OR PROSPECTS, EXCEPT THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, GROUP LLC (ON BEHALF OF ITSELF, ITS AFFILIATES AND REPRESENTATIVES) EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO (I) THE OWNERSHIP, MARKETABILITY, CONDITION, VALUE OR QUALITY OF THE CONTRIBUTED INTERESTS, THE CONTRIBUTED ASSETS, OR THE CONTRIBUTED COMPANIES OR THEIR RESPECTIVE ASSETS AND PROPERTIES OR (II) THE PROSPECTS (FINANCIAL OR OTHERWISE) AND RISKS RELATED TO THE CONTRIBUTED INTERESTS, THE CONTRIBUTED ASSETS, OR THE CONTRIBUTED COMPANIES AND THEIR RESPECTIVE ASSETS AND PROPERTIES.

(b)       GROUP LLC MAKES NO REPRESENTATION OR WARRANTY TO GREC LLC AS TO THE ACCURACY OR REASONABLENESS OF ANY FINANCIAL PROJECTIONS OR FORECASTS RELATING TO THE CONTRIBUTED INTERESTS, THE CONTRIBUTED ASSETS, OR THE CONTRIBUTED COMPANIES OR THEIR RESPECTIVE ASSETS, PROPERTIES, BUSINESS, OR PROSPECTS, EXCEPT AS PROVIDED IN THIS AGREEMENT.

(c)       NONE OF GROUP LLC, ANY OF ITS AFFILIATES, OR ANY OF THEIR RESPECTIVE REPRESENTATIVES MAKES ANY REPRESENTATION AS TO THE ACCURACY OR COMPLETENESS OF, OR WILL HAVE, OR BE SUBJECT TO, ANY LIABILITY TO GREC LLC OR ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO GREC LLC OR ITS AFFILIATES OR REPRESENTATIVES OF, OR GREC LLC’S USE OF, ANY INFORMATION RELATING TO THE CONTRIBUTED INTERESTS, THE CONTRIBUTED ASSETS, THE CONTRIBUTED COMPANIES OR THEIR RESPECTIVE BUSINESS, ASSETS OR LIABILITIES OR ANY OTHER MATTER RELATING TO THE TRANSACTIONS, INCLUDING ANY DESCRIPTIVE MEMORANDA, SUMMARY BUSINESS DESCRIPTIONS OR INFORMATION, DOCUMENTS OR MATERIALS MADE AVAILABLE TO GREC LLC OR ITS AFFILIATES OR REPRESENTATIVES, WHETHER ORALLY OR IN WRITING, IN CERTAIN “DATA ROOMS,” MANAGEMENT PRESENTATIONS, FUNCTIONAL “BREAK-OUT” DISCUSSIONS, RESPONSES TO QUESTIONS SUBMITTED ON BEHALF OF GREC LLC OR ANY OTHER FORM, IN EXPECTATION OF THE TRANSACTIONS, EXCEPT, IN EACH CASE, AS PROVIDED IN THIS AGREEMENT.

(d)       EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THE CONTRIBUTED INTERESTS, THE CONTRIBUTED ASSETS, AND THE CONTRIBUTED COMPANIES AND THEIR RESPECTIVE ASSETS AND PROPERTIES BEING TRANSFERRED THROUGH THE CONTRIBUTION OF THE CONTRIBUTED INTERESTS AND THE CONTRIBUTED ASSETS ARE BEING TRANSFERRED “AS IS, WHERE IS, WITH ALL FAULTS.”

Section 7.4.      Governing Law. This Agreement (and unless otherwise specifically stated therein, each other Transaction Document) is governed by and construed in accordance with the internal, substantive laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to conflicts of law principles.

Section 7.5.       Submission to Jurisdiction; Consent to Service of Process; WAIVER OF JURY TRIAL.

(a)       The Parties hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the Borough of Manhattan in the City of New York, New York over any dispute arising out of or relating to this Agreement or any of the Transaction Documents or the transactions contemplated hereby and thereby, and each Party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The Parties hereby irrevocably waive, to the fullest extent permitted by Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b)       Each of the Parties hereby consents to process being served by the other Party in any suit, action or proceeding by the delivery of a copy thereof in accordance with the provisions of Section 7.9.

(c)       EACH OF THE PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION WILL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(d)       Waivers and Amendments. This Agreement and each Transaction Document may be amended, superseded, cancelled, renewed or extended, and the terms hereof or thereof may be waived, only by a written agreement signed (in counterparts or otherwise) by each of the Parties or other parties thereto, or in the case of a waiver, by the party waiving compliance. The failure of a party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement or any Transaction Document will not be or be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition. No waiver on the part of any Party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, will preclude any further exercise thereof or the exercise of any other such right, power or privilege.

Section 7.6.       Binding Effect; Assignment. This Agreement is binding upon and inures to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement nor any other Transaction Document, nor any of the rights hereunder or thereunder, may be assigned by any Party, nor may any Party delegate any obligations hereunder or thereunder, without the written consent of the other Party. Any non-permitted assignment or attempted assignment is void.

Section 7.7.       Headings. The descriptive headings of the articles, sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

Section 7.8.      Parties in Interest. This Agreement shall be binding upon, and inure to the benefit of, each Party, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement is intended to relieve or discharge the obligation of any Third Party to any Party to this Agreement.

Section 7.9. Notices. All notices, demands, and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, on the date delivered, (b) when transmitted via e-mail, on the date sent by the delivering Party if sent prior to 5:00 p.m. (New York time) on a Business Day(and, if not sent prior to such time on a Business Day, the next Business Day), (c) one (1) Business Day after being sent prepaid by a reputable courier service (providing proof of delivery) or (d) the third (3rd) Business Day following the day on which the same is sent by certified or registered mail, postage prepaid. Notices, demands and communications, in each case to the respective Parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing:

If to Group LLC, addressed to:

Greenbacker Group LLC

30 Danforth Street, Suite 206

Portland, ME 04101

Attention: General Counsel

Email: generalcounsel@greenbackercapital.com

with a copy (which shall not constitute notice) to:

Clifford Chance US LLP

31 West 52nd Street

New York, NY 10019

Attention: Jay Bernstein and Michael Bonsignore

Email:    jay.bernstein@cliffordchance.com

michael.bonsignore@cliffordchance.com

If to GREC LLC, addressed to:

Greenbacker Renewable Energy Company, LLC

230 Park Avenue, Suite 1560

New York, NY 10169

Attention: David Kastin

Email: david.kastin@gmail.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: David B. Feirstein, P.C.

Email: david.feirstein@kirkland.com

Kirkland & Ellis LLP

609 Main Street

Houston, TX 77002

Attention: Cyril V. Jones, P.C.

Email: cyril.jones@kirkland.com

or to such other address or to such other Person as each Party shall have last designated by notice given in accordance with this Section 7.9 to the other Parties.

Section 7.10.     Expenses. Except as otherwise set forth in this Agreement, each of Group LLC and GREC LLC shall pay its own expenses incident to the negotiation, preparation and performance of this Agreement, the Transaction Documents, and the transactions contemplated hereby and thereby, including the fees, expenses, and disbursements of its accountants and counsel and of securing Third Party consents and approvals required to be obtained by them. The Parties agree that the expenses of Ferguson Partners Ltd., Kirkland and Ellis LLP, Meridian Compensation Partners, LLC and Greenhill & Co., LLC are expenses that are for the benefit of GREC LLC and its Affiliates and shall be paid by GREC Corp. The provisions of this Section 7.10 shall survive the Closing.

Section 7.11.     Representation by Counsel; Mutual Drafting; Interpretation. Each of Group LLC and GREC LLC acknowledges that each Party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. This Agreement reflects the language mutually chosen by the Parties to express their understanding and agreement, and is to be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any language to be drafted. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of GREC LLC and Group LLC.

Section 7.12.    Severability. Whenever possible, each provision of this Agreement and any Transaction Document is to be interpreted in such manner as to be effective and valid under Law, but if any provision of this Agreement or any Transaction Document is held by a court of competent jurisdiction to be prohibited, unenforceable, by or invalid under Law, such provision will be ineffective only to the extent of such prohibition, unenforceability, or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such Transaction Document, and this Agreement shall be reformed, construed and enforced to give effect to the intent of the Parties to the maximum extent permitted by applicable Law.

Section 7.13.    Counterparts. This Agreement and each Transaction Document may be executed by the Parties in separate counterparts and by facsimile or by electronic mail with scan or attachment signature, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same agreement. Each counterpart may consist of a number of copies hereof or thereof each signed by less than all, but together signed by all of the Parties.

Section 7.14.    Conflict Between Transaction Documents. The Parties agree and acknowledge that to the extent any terms and provision of this Agreement are in any way inconsistent with or in conflict with any term, condition or provision of any other agreement, document or instrument contemplated hereby, this Agreement shall govern and control.

Section 7.15.    Non-Recourse. No past, present, or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, or representative of any Party shall have any liability for any obligations or liabilities of such Party under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

Section 7.16.     No Rescission. Except in the event of Fraud, no Party will be entitled to rescind any transaction contemplated by this Agreement.

Section 7.17.     Time of the Essence. Time is of the essence with respect to each and every provision of this Agreement.

Article VIII

DEFINITIONS

Section 8.1.       Definitions. For all purposes of the Transaction Documents, except as otherwise expressly provided or unless the context in which a term is used clearly requires otherwise:

“Accounting Expert” has the meaning set forth in Section 1.6(c).

“Action” means any action, complaint, petition, suit or other legal proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

“Administration Interests” has the meaning set forth in the recitals of this Agreement.

“Administration LLC” has the meaning set forth in the recitals of this Agreement.

“Affiliate” means with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” (including, with its correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”) as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or equity interests, by Contract or otherwise. Notwithstanding the foregoing, in no event shall any of the Contributed Companies be considered an Affiliate of Group LLC following the Closing.

“Agreement” has the meaning set forth in the introductory paragraph.

“Amended GREC LLCA” has the meaning set forth in the recitals, and substantially in the form attached hereto as Exhibit A.

“Assigned Contracts” has the meaning set forth in Section 1.9(a).

“Assumed Liability” and “Assumed Liabilities” each has the meaning set forth in Section 1.3.

“Benefit Plan” means any contract, agreement, policy, practice, program, plan, trust, commitment or arrangement providing for benefits, perquisites or compensation of any nature to any current or former employee, or to any family member, dependent, or beneficiary of any such employee, including pension, retirement, profit sharing, equity or equity-based compensation, bonus, commission, incentive, welfare, thrift, deferred compensation, supplemental pension, employment, fringe benefits, severance, change in control, travel, accident, life, disability and accident insurance, tuition reimbursement, travel reimbursement, vacation, sick, personal or bereavement days, leaves of absences and holidays, in each case, that is sponsored, maintained, contributed to or required to be contributed to by Group LLC or GREC LLC or any of their Affiliates, as applicable, or under or with respect to which Group LLC or GREC LLC or any of their Affiliates has any current or contingent Liability or obligation.

“Bill of Sale and Assignment and Assumption Agreement” has the meaning set forth in Section 2.2(d)(i).

“Business” means the business of: (i) in the case of Manager, renewable energy, energy efficiency and sustainability-related project acquisition, consulting, and development activities (and registered as an investment adviser under the Investment Advisers Act of 1940, as amended), (ii) in the case of Administration LLC and Holdings LLC, providing administrative services including technical, financial, legal and operational asset management services to GREC LLC and GREC Corp, (iii) and in the case of GDOGP, serving as general partner of Greenbacker Development Opportunities Fund I, L.P., a Delaware limited partnership.

“Business Data” means all Business information and all personally-identifying information and data (whether of employees, contractors, consultants, customers, consumers, or other Persons and whether in electronic or any other form or medium) that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by any of the Business Systems.

“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking and other deposit gathering institutions in the Borough of Manhattan, City and State of New York are authorized or required by applicable Law to be closed.

“Business Employee” has the meaning set forth in Section 3.13(a).

“Business IP” means all Owned IP, as well as all other Intellectual Property used in or necessary for the conduct of the Business.

“Business Systems” means all software, computer hardware (whether general or special purpose), electronic data processing, information, record keeping, communications, telecommunications, networks, interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems and processes that are owned or used by or for the Contributed Companies in the conduct of the Business.

“Certificate of Designation” means that certain Certificate of Designation, entered into following the execution of the Amended GREC LLCA and dated as of May 19, 2022, amending the Amended GREC LLCA and creating and designating the Class EO Common Shares, substantially in the form attached as Exhibit E hereto.

“Class EO Common Shares” means the Class EO Common Shares, par value $0.001 per share, of GREC LLC (subject to adjustments as set forth in the Amended GREC LLCA and the Certificate of Designation).

“Closing” has the meaning set forth in Section 2.1.

“Closing Date” has the meaning set forth in Section 2.1.

“Closing Financial Statement” has the meaning set forth in Section 1.6(a).

“Code” means the Internal Revenue Code of 1986, as amended, and all regulations and formal guidance promulgated thereunder.

“Confidential Information” means information of or concerning the Business, the Internalization Transaction, Group LLC, or GREC LLC, not generally known to the public, including, to the extent consistent with the foregoing, financial statements, financial projections and budgets, customer data, capital spending budgets and plans, and the names of key personnel, customer requirements, price lists, market studies, business plans, systems, structures and architectures.

“Consideration” has the meaning set forth in Section 1.4(a).

“Consideration Adjustment Holdback Shares” means that portion of the number of GREC LLC Common Shares issued to Group LLC at Closing pursuant to this Agreement representing $2,143,644, and to be held by Group LLC until at least the completion of the Positive Consideration Adjustment or Negative Consideration Adjustment pursuant to Section 1.7.

“Contract” means any contract, lease, license, indenture, agreement, commitment, obligation, or other legally binding arrangement (including any amendments, supplements or modification thereto) whether written or oral.

“Contributed Assets” has the meaning set forth in Section 1.1.

“Contributed Companies” has the meaning set forth in the recitals of this Agreement.

“Contributed Interests” has the meaning set forth in the recitals of this Agreement.

“Contribution” has the meaning set forth in the recitals of this Agreement.

“Data Security Requirements” means, collectively, all of the following to the extent relating to data processing or otherwise relating to privacy, security, or security breach notification requirements and applicable to the Contributed Companies, to the conduct of the Business, or to any of the Business Systems or any Business Data: (i) the Contributed Companies’ own rules, policies, and procedures; (ii) all applicable Laws; and (iii) requirements under any agreements, contracts, and other written arrangements into which the Contributed Companies have entered or by which they are otherwise bound.

“Deductible” has the meaning set forth in Section 6.5(a).

“Earnout Shares” has the meaning set forth in the recitals of this Agreement.

“Effective Time” means 12:01 a.m. (New York time) on January 1, 2022.

“Encumbrance” means with respect to any specified asset, any and all liens, mortgages, hypothecations, claims, encumbrances, options, pledges, preferences, priorities, licenses, easements, covenants, restrictions and security interests thereon (whether absolute, contingent, asserted or unasserted, known or unknown).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations promulgated thereunder.

“ERISA Affiliate” means any Person that, together with Group LLC, the Contributed Companies, and their Subsidiaries, is (or at any relevant time has been or would be) treated as a single employer under Section 414 of the Code.

“Estimated Consideration” has the meaning set forth in Section 1.5(a).

“Estimated Consideration Certificate” has the meaning set forth in Section 1.5(a).

“Excluded Assets” has the meaning set forth in Section 1.2.

“Excluded Liability” and “Excluded Liabilities” each has the meaning set forth in Section 1.3.

“FATCA” has the meaning set forth in Section 5.5(c).

“FICA” has the meaning set forth in Section 5.4(e).

“Final Consideration” has the meaning set forth in Section 1.6(e).

“Final Valuation” has the meaning set forth in Section 1.6(f).

“Financial Statements” has the meaning set forth in Section 3.5(a).

“FMLA” means the U.S. Family and Medical Leave Act of 1993, as amended, and the regulations promulgated thereunder.

“Fraud” means that a court of competent jurisdiction has concluded, in an order, decree, ruling, or other action, that a Party has committed common law fraud under applicable Law in the making of a representation or warranty contained in Article III or Article IV of this Agreement and requires that: (i) the Party to be charged with such fraud made a false representation of material fact in Article III or Article IV of this Agreement; (ii) such Party had actual knowledge that such representation was false at the time such representation in Article III or Article IV of this Agreement was made and acted with scienter (and, for the avoidance of any doubt, such knowledge shall be deemed to exist only if such Party had actual knowledge, as opposed to imputed or constructive knowledge); (iii) the false representation caused the Party to whom it was made, in reliance upon such false representation and with ignorance as to the falsity of such representation, to take or refrain from taking action; and (iv) the Party to whom the false representation was made suffered damage by reason of such reliance. “Fraud” expressly excludes legal theories such as equitable fraud, promissory fraud, unfair dealings fraud, negligent or reckless misrepresentation.

“Fundamental Representation(s)” means the representations and warranties set forth in Section 3.1 (Organization and Good Standing), Section 3.2 (Power and Authority; Due Authorization; Enforceability), Section 3.4 (Capitalization; Title), Section 3.7 (Compliance with Applicable Laws), and Section 3.16 (Brokers, Finders, and Advisors).

“FUTA” has the meaning set forth in Section 5.4(e).

“GAAP” means United States generally accepted accounting principles, consistently applied.

“GDOGP” has the meaning set forth in the recitals of this Agreement.

“GDOGP Interests” has the meaning set forth in the recitals of this Agreement.

“Governmental Entity” means any foreign, domestic, federal, territorial, state, county, regional, local, or other governmental authority, quasi-governmental authority, or instrumentality, or any regulatory, administrative, or other agency, or any political or other subdivision, department, or branch of any of the foregoing.

“GREC Corp” has the meaning set forth in the recitals of this Agreement.

“GREC LLC” has the meaning set forth in the introductory paragraph to this Agreement.

“GREC LLC Common Shares” has the meaning set forth in the recitals of this Agreement.

“GREC LLC Disclosure Schedules” means the disclosure schedules to this Agreement prepared by GREC LLC and delivered to Group LLC at Closing.

“GREC LLC Indemnified Party” has the meaning set forth in Section 6.1.

“GREC LLCA” has the meaning set forth in the recitals of this Agreement.

“Greenhill Engagement Letter” means that certain engagement letter, by and between the independent directors of the Board of Directors of GREC LLC and Greenhill & Co., LLC, dated as of January 5, 2022.

“Group LLC” has the meaning set forth in the introductory paragraph to this Agreement.

“Group LLC Benefit Plan” means each Benefit Plan sponsored and maintained by Group LLC or any of the Contributed Companies and in which only Business Employees participate.

“Group LLC Disclosure Schedules” means the disclosure schedules to this Agreement prepared by Group LLC and delivered to GREC LLC at Closing.

“Group LLC Indemnified Party” has the meaning set forth in Section 6.2

“Group LLC’s Knowledge” means, as to a particular matter, the actual knowledge after reasonable inquiry (and shall in no event encompass constructive, imputed, or similar concepts of knowledge), with respect to Group LLC, of David Sher, Charles Wheeler, Richard Butt, Spencer Mash, and Mehul Mehta.

“HIPAA” means the U.S. Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder.

“Holdings Interests” has the meaning set forth in the recitals of this Agreement.

“Holdings LLC” has the meaning set forth in the recitals of this Agreement.

“Houlihan Lokey Engagement Letter” means that certain engagement letter, by and between Houlihan Lokey Capital, Inc. and Manager, dated as of July 15, 2021.

“Indemnified Party” has the meaning set forth in Section 6.3(a).

“Indemnifying Party” has the meaning set forth in Section 6.3(a).

“Indemnity Holdback Shares” means that portion of the number of GREC LLC Common Shares issued to Group LLC at Closing pursuant to this Agreement representing $21,463,444, and to be held by Group LLC until at least the expiration of the Survival Period.

“Intellectual Property” means all rights, in all jurisdictions throughout the world, in (i) patent registrations, patent applications and patent disclosures; (ii) trademarks, service marks, trade dress, trade names, logos, slogans, corporate names, Internet domain names and registrations and applications for registration thereof, together with all of the goodwill associated therewith (and all translations, adaptations, derivations and combinations of the foregoing); (iii) copyright registrations and copyrightable works of authorship; (iv) mask works and registrations and applications for registration thereof; (v) software, databases and other collections of data; and (vi) trade secrets and other confidential information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, algorithms, financial models, processes, methods and techniques, research and development information, customer accounts, identifying information regarding customers, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information).

“Internalization Transaction” has the meaning set forth in the recitals of this Agreement.

“IP Contracts” means all of the following to which the Contributed Companies are a party or by which any of the Business IP is bound: licenses, sublicenses, options to license or purchase, rights of first refusal or first negotiation, settlement agreements, covenants-not-to-sue, releases, coexistence agreements, consent agreements, and non-compete agreements, in each case directed to the access to, use, disclosure, acquisition of or license under any rights in Intellectual Property.

“IRS” means the U.S. Internal Revenue Service.

“Kirkland & Ellis Retention Letter” means that certain engagement letter, by and between the independent directors of the Board of Directors of GREC LLC and Kirkland & Ellis LLP, dated as of December 28, 2021.

“Laws” means all applicable federal, state, local or foreign laws (including common law), constitutions, statutes, rules, regulations, ordinances, codes, standards, rulings, directives, judgments, orders (judicial or administrative), decrees, injunctions and writs of any Governmental Entity or any similar provisions having the force or effect of law.

“Leakage” means the aggregate amount of any of the following, without duplication, made by Group LLC or the Contributed Companies (but in each case, excluding any Leakage Exclusions): (a) any dividend or distribution of profits or assets (whether in cash or in kind) declared, paid or made by the Contributed Companies to any other Person in respect of any share capital or other equity securities of the Contributed Companies owned by such other Person, including, for the avoidance of doubt, Group LLC after the Effective Time and before the Closing; (b) any payments made or agreed to be made after the Closing by the Contributed Companies in respect of any share capital or other equity securities of the Contributed Companies in respect of the Contributed Companies’ share capital or other equity securities being issued, redeemed, purchased or repaid, or any other return of capital; (c) the making of any gift or other gratuitous payment to any holder of share capital or other equity securities of the Contributed Companies after the Effective Time and before the Closing; or (d) the payment or incurrence by any member of the Contributed Companies of any Tax as a consequence of any of the foregoing matters.

“Leakage Exclusions” means any and all of the following, without duplication, that have occurred on or after the Effective Time and through the Closing: (a) any payment, dividend, or distribution that is declared, paid, contributed, or made by any of the Contributed Companies to Group LLC, and subsequently declared, paid, contributed, or made by Group LLC (x) back to any of the Contributed Companies or (y) to satisfy any Liabilities, costs, expenses, or obligations of the Contributed Companies (whether incurred by any of the Contributed Companies or Group LLC on behalf of any of the Contributed Companies), in each case, prior to the Closing; (b) any payments that are expressly excluded from the definition of Leakage; and (c) any Tax payable by Group LLC or any of the Contributed Companies in respect of or in consequence of the foregoing.

“Lease” has the meaning set forth in Section 3.9(a).

“Leased Real Property” has the meaning set forth in Section 3.9(a).

“Liability” means all indebtedness, Taxes, obligations and other liabilities of a Person (whether known or unknown, asserted or unasserted, accrued or fixed, liquidated or unliquidated, due or to become due, absolute or contingent, matured or unmatured, or secured or unsecured, and whether or not resulting from third-party claims) and any out-of-pocket costs and expenses, including those arising under any Law, Action, investigation, inquiry or Order and those arising under any Contract.

“Liquidation Performance Feature” has the meaning set forth in the recitals of this Agreement.

“Liquidation Performance Unit” has the meaning set forth in the recitals of this Agreement.

“Loss” or “Losses” means any and all costs, expenses, direct losses or damages, deficiencies, claims, demands, settlements, judgments, fines, interest, awards, penalties or Liabilities (including reasonable attorneys’ fees, costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) actually suffered or incurred, and excluding any (a) punitive damages or (b) special, incidental, indirect, or consequential loss or any direct or indirect loss of profit, or loss of goodwill or possible business, and reputational harm, except, in the case of the foregoing clause (b), to the extent such Losses are a reasonably foreseeable result of the event that gave rise thereto or the matter for which recovery is sought hereunder, regardless of the form of action through which such Losses are sought, and except in the case of the foregoing clauses (a) and (b), to the extent any such Losses are payable as part of a Third Party claim or settlement for which the Indemnified Party is entitled to indemnification under this Agreement.

“Management Employees” means each of David Sher, Charles Wheeler, Benjamin Baker, Richard Butt, Julianne Hull, Spencer Mash, Mehul Mehta, Matthew Murphy, Brandon Praznik, Robert Sher, and Jeffrey Sheridan, each of whom has an employment agreement or employment offer letter with Group LLC immediately prior to the Closing, and will be employed by GREC Corp following the Second Contribution.

“Manager” has the meaning set forth in the recitals of this Agreement.

“Manager Interests” has the meaning set forth in the recitals of this Agreement.

“Material Adverse Effect” means (a) with respect to Group LLC, any circumstance, event, change, or effect that, individually or in the aggregate: (i) is material and adverse to the financial condition, results of operations, business, assets, or liabilities of the Contributed Companies or its subsidiaries (on a collective basis), or (ii) would materially impair the ability of Group LLC to perform its duties and obligations under this Agreement, and (b) with respect to GREC LLC, any circumstance, event, change, or effect that, individually or in the aggregate: (i) is material and adverse to the financial condition, results of operations, business, assets, or liabilities of GREC LLC (on a collective basis), or (ii) would materially impair the ability of GREC LLC to perform its duties and obligations under this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of: (a) changes in Laws or interpretations thereof or binding directives of Governmental Entities, (b) the announcement of this Agreement and the transactions contemplated hereby or the taking of any action contemplated by this Agreement or the Transaction Documents or the transactions contemplated hereby or thereby, (c) changes in GAAP or the interpretations thereof, (d) compliance with, and performance of, this Agreement and the transactions contemplated by this Agreement, (e) changes or conditions (including changes in economic, financial market, credit market, regulatory or political conditions) affecting the United States or state economies, or the industry in which such Person operates, and which do not have a materially disproportionate impact on such Person, as compared to similarly situated Persons, (f) the failure of such Party to meet projections of earnings, revenues or other financial measures (whether such projections were made by the Party or any independent Third Parties), (g) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack within or upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (h) changes in financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index) (i) pandemics, earthquakes, hurricanes, floods, or other natural disasters, and (j) actions or omissions of such Party taken with the express prior written consent of the other Party in contemplation of the transactions contemplated hereby; provided, however, that any “Material Adverse Effect” shall not be excluded if, and to the extent such effect disproportionately affects Group LLC and the Business, as compared to other persons engaged in businesses similar to the Business.

“Material Contracts” has the meaning set forth in Section 3.12(a).

“Meridian Engagement Letter” means that certain engagement letter, by and between the independent directors of the Board of Directors of GREC LLC and Meridian Compensation Partners LLC, dated as of January 25, 2022.

“Negative Consideration Adjustment” has the meaning set forth in Section 1.7(a)

“Notice Period” has the meaning set forth in Section 6.3(a).

“Order” means any decree, injunction, judgment, order, ruling, assessment or writ of a Governmental Entity or arbitration award.

“Organizational Documents” means the articles of incorporation, certificate of incorporation, charter, bylaws, articles or certificate of formation or organization, operating agreement, limited liability company agreement, certificate of limited partnership, partnership agreement, and all other similar documents, instruments, or certificates executed, adopted, or filed in connection with the creation, formation, or organization of a Person, including any amendments thereto.

“Owned IP” has the meaning set forth in Section 3.15(a).

“Parties” has the meaning set forth in the introductory paragraph.

“Party” has the meaning set forth in the introductory paragraph.

“PEO Plan” means any employee benefit or compensation plan or arrangement that is sponsored or maintained by a professional employer organization for the benefit of Business Employees under an arrangement between a Contributed Company and such professional employer organization.

“Permit” means any license, permit, franchise, certificate of authority, approval, registration, or authorization, or any waiver of the foregoing, required to be issued by any Governmental Entity.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Entity or any department, agency or political subdivision thereof.

“Positive Consideration Adjustment” has the meaning set forth in Section 1.7(b).

“Pre-Closing Tax Period” means any taxable period (or portion thereof) ending on or before the end of the Closing Date.

“Protection Plan” has the meaning set forth in Section 5.4(b).

“Quarterly Performance Feature” has the meaning set forth in the recitals of this Agreement.

“Regulation D” has the meaning set forth in Section 3.17(a).

“Representatives” means, as applicable to any Person, any and all directors, officers, managers, employees, consultants, financial advisors, counsel, accountants, subcontractors, and other agents of such Person.

“Second Contribution” has the meaning set forth in the recitals of this Agreement.

“Second Contribution Agreement” means that certain Contribution Agreement, by and between GREC LLC and GREC Corp effecting the Second Contribution, entered into immediately following the Closing hereof, and dated as of the date hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Special Unit” has the meaning set forth in the recitals of this Agreement.

“Survival Period” has the meaning set forth in Section 6.4(a).

“Tax” or “Taxes” means any and all taxes, duties, assessments or governmental charges, imposts, levies or other assessments, fees or other charges imposed by any Governmental Entity, including federal, state, provincial, local or foreign income, gross receipts, license, payroll, employment- related, excise, goods and services, harmonized sales, severance, stamp, occupation, premium, windfall profits, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Taxing Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Law relating to any Tax, including any amendment thereof.

“Taxing Authority” means the IRS or any other Governmental Entity responsible for the administration of any Tax.

“Third Party” means any Person other than any Party.

“Transaction Documents” means this Agreement; the Second Contribution Agreement; the Amended GREC LLCA; the Certificate of Designation; the Bill of Sale and Assignment and Assumption Agreement; the Transition Services Agreement; the Account Transfer (Re-Registration) Form; and any amendments to any of them.

“Transaction Expenses” means all of the following amounts, without duplication, but in each case only to the extent incurred by Group LLC at any time or by the Contributed Companies at or prior to the Closing, payable by the Contributed Companies, unpaid as of the Closing: (i) fees and expenses of attorneys, accountants, investment bankers and other advisors of Group LLC and the Contributed Companies and their respective Affiliates relating to the transactions contemplated hereby, including the fees and expenses of Clifford Chance US LLP and Houlihan Lokey Capital, Inc., for advising Group LLC in the transactions contemplated by this Agreement, and (ii) any costs, fees or other expenses incurred in connection with or relating to, in whole or in part, the transactions contemplated by this Agreement and (iii) payments made by the Contributed Companies relating to any transaction, stay or retention bonuses, change-of-control payments, severance payments, or other similar payments or obligations to any current or former employee or other service provider of any Contributed Company or any such Contributed Company’s subsidiaries as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby (including the employer portion of any payroll, social security, unemployment or similar Taxes imposed on such amounts).

“Transition Services Agreement” has the meaning set forth in Section 2.2(d)(iii).

“Valuation” has the meaning set forth in Section 1.5(a).

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

GROUP LLC:

GREENBACKER GROUP, LLC
a Delaware limited liability company

By:	/s/Richard Butt
Name: Richard C. Butt
Title: Chief Financial Officer

GREC LLC:

GREENBACKER RENEWABLE ENERGY COMPANY LLC
a Delaware limited liability company

By:	/s/Charles Wheeler
Name: Charles Wheeler
Title: Chief Executive Officer

[Signature Page to Contribution Agreement]